Exhibit 99.2

EXECUTION COPY

NOMURA MORTGAGE LOAN PURCHASE AGREEMENT

                    This Mortgage Loan Purchase Agreement, dated as of May 1, 2007 (this “Agreement”), is entered into between NOMURA CREDIT & CAPITAL, INC. (the “Seller”) and WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC. (the “Purchaser”).

                    The Seller intends to sell and the Purchaser intends to purchase certain multifamily and commercial mortgage loans (the “Mortgage Loans”) identified on the schedule (the “Mortgage Loan Schedule”) annexed hereto as Exhibit A.  The Purchaser intends to deposit the Mortgage Loans, along with certain other mortgage loans (the “Other Mortgage Loans”), into a trust fund (the “Trust Fund”), the beneficial ownership of which will be evidenced by multiple classes (each, a “Class”) of mortgage pass-through certificates (the “Certificates”).  One or more “real estate mortgage investment conduit” (“REMIC”) elections will be made with respect to most of the Trust Fund.  The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, among the Purchaser, as depositor, Wachovia Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), LNR Partners, Inc., as special servicer (the “Special Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).  Capitalized terms used but not defined herein (including the Schedules attached hereto) have the respective meanings set forth in the Pooling and Servicing Agreement.

                    Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

                    SECTION 1.          Agreement to Purchase.

                    The Seller agrees to sell, and the Purchaser agrees to purchase, the Mortgage Loans identified on the Mortgage Loan Schedule.  The Mortgage Loan Schedule may be amended to reflect the actual Mortgage Loans delivered to the Purchaser pursuant to the terms hereof.  The Mortgage Loans are expected to have an aggregate principal balance of $889,016,935 (the “Nomura Mortgage Loan Balance”) (subject to a variance of plus or minus 5.0%) as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not such payments are received.

                    The Nomura Mortgage Loan Balance, together with the aggregate principal balance of the Other Mortgage Loans as of the Cut-Off Date (after giving effect to any payments due on or before such date whether or not such payments are received), is expected to equal an aggregate principal balance (the “Cut-Off Date Pool Balance”) of $5,845,468,231 (subject to a variance of plus or minus 5.0%).  The purchase and sale of the Mortgage Loans shall take place on May 23, 2007, or such other date as shall be mutually acceptable to the parties to this Agreement (the “Closing Date”).  The consideration (the “Aggregate Purchase Price”) for the Mortgage Loans shall be equal to (i) 100.76% of the Nomura Mortgage Loan Balance as of the Cut-Off Date, plus (ii) $3,245,254, which amount represents the amount of interest accrued on the Nomura Mortgage Loan Balance at the related Net Mortgage Rate for the period from and including the Cut-Off Date up to but not including the Closing Date.

                    The Aggregate Purchase Price shall be paid to the Seller or its designee by wire transfer in immediately available funds on the Closing Date.

                    SECTION 2.          Conveyance of Mortgage Loans.

                    (a)          Effective as of the Closing Date, subject only to receipt by the Seller of the Aggregate Purchase Price and satisfaction of the other conditions to closing that are for the benefit of the Seller, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as set forth in this Agreement), all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, on a servicing released basis, together with all of the Seller’s right, title and interest in and to the proceeds of any related title, hazard, primary mortgage or other insurance proceeds.

                    (b)          The Purchaser or its assignee shall be entitled to receive all scheduled payments of principal and interest due after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date).  All scheduled payments of principal and interest due on or before the Cut-Off Date but collected on or after the Cut-Off Date, and recoveries of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

                    (c)          No later than the Closing Date, the Seller shall, on behalf of the Purchaser, deliver to the Trustee, the documents and instruments specified below with respect to each Mortgage Loan (each a “Mortgage File”).  All Mortgage Files so delivered will be held by the Trustee in escrow at all times prior to the Closing Date.  Each Mortgage File shall contain the following documents:

          (i)          the original executed Mortgage Note including any power of attorney related to the execution thereof, together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto (without recourse, representation or warranty, express or implied) to the order of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31” or in blank (or a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

          (ii)         an original or copy of the Mortgage, together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iii)        an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage), together with any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recording office;

          (iv)        an original executed assignment, in recordable form (except for any missing recording information), of (a) the Mortgage, (b) any related Assignment of Leases (if such item is a document separate from the Mortgage and to the extent not already assigned pursuant to preceding clause (a)) and (c) any other recorded document relating to the Mortgage Loan otherwise included in the Mortgage File, in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31”, or in blank;

          (v)         an original assignment of all unrecorded documents relating to the Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31”, or in blank;

          (vi)        originals or copies of any modification, consolidation, assumption and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the Mortgage Loan has been assumed or consolidated;

          (vii)       the original or a copy of the policy or certificate of lender’s title insurance or, if such policy has not been issued or located, an original or copy of an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

          (viii)      any filed copies (bearing evidence of filing) or other evidence of filing satisfactory to the Purchaser of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement and continuation statement in favor of the Seller on record with the applicable public office for UCC Financing Statements, an original UCC Amendment, in form suitable for filing in favor of “Wells Fargo Bank, N.A., as trustee for the registered holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C31, as assignee”, or in blank;

(ix) an original or copy of (a) any Ground Lease, Memorandum of Ground Lease and ground lessor estoppel, (b) any loan guaranty or indemnity and (c) any environmental insurance policy;

(x) any intercreditor agreement relating to permitted debt (including, without limitation, mezzanine debt) of the Mortgagor;

(xi) copies of any loan agreement, escrow agreement or security agreement relating to such Mortgage Loan;

(xii) a copy of any letter of credit and related transfer documents relating to such Mortgage Loan;

(xiii) copies of franchise agreements and franchisor comfort letters, if any, for hospitality properties and applicable transfer or assignment documents; and

          (xiv)      with respect to any Companion Loan, all of the above documents with respect to such Companion Loan and the related Intercreditor Agreement; provided that a copy of each Mortgage Note relating to such Companion Loan, rather than the original, shall be provided, and no assignments shall be provided.

                    (d)          The Seller shall take all actions reasonably necessary (i) to permit the Trustee to fulfill its obligations pursuant to Section 2.01(d) of the Pooling and Servicing Agreement and (ii) to perform its obligations described in Section 2.01(d) of the Pooling and Servicing Agreement.  Without limiting the generality of the foregoing, if a draw upon a letter of credit is required before its transfer to the Trust Fund can be completed, the Seller shall draw upon such letter of credit for the benefit of the Trust Fund pursuant to written instructions from the Master Servicer.  The Seller shall reimburse the Trustee for all reasonable costs and expenses, if any, incurred by the Trustee for recording any documents described in Section 2(c)(iv)(c) hereof and filing any assignments of UCC Financing Statements described in the proviso in the third to last sentence in Section 2.01(d) of the Pooling and Servicing Agreement.

                    (e)          All documents and records (except draft documents, privileged communications and internal correspondence and credit, due diligence and other underwriting analysis, documents, data or internal worksheets, memoranda, communications and evaluations of the Seller) relating to each Mortgage Loan and in the Seller’s possession (the “Additional Mortgage Loan Documents”) that are not required to be delivered to the Trustee shall promptly be delivered or caused to be delivered by the Seller to the Master Servicer or at the direction of the Master Servicer to the appropriate sub-servicer, together with any related escrow amounts and reserve amounts.

                    (f)          The Seller shall take such actions as are reasonably necessary to assign or otherwise grant to the Trust Fund the benefit of any letters of credit in the name of the Seller which secure any Mortgage Loan.

                    SECTION 3.          Representations, Warranties and Covenants of Seller.

                    (a)          The Seller hereby represents and warrants to and covenants with the Purchaser, as of the date hereof, that:

          (i)          The Seller is a corporation organized and validly existing and in good standing under the laws of the State of Delaware and possesses all requisite authority, power, licenses, permits and franchises to carry on its business as currently conducted by it and to execute, deliver and comply with its obligations under the terms of this Agreement;

          (ii)         This Agreement has been duly and validly authorized, executed and delivered by the Seller and, assuming due authorization, execution and delivery hereof by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other laws relating to or affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law), and by public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from liabilities under applicable securities laws;

          (iii)        The execution and delivery of this Agreement by the Seller and the Seller’s performance and compliance with the terms of this Agreement will not (A) violate the Seller’s certificate of incorporation or bylaws, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound;

          (iv)        The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency or body, which default might have consequences that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or have consequences that would materially and adversely affect its performance hereunder;

          (v)         The Seller is not a party to or bound by any agreement or instrument or subject to any certificate of incorporation, bylaws or any other corporate restriction or any judgment, order, writ, injunction, decree, law or regulation that would, in the Seller’s reasonable and good faith judgment, materially and adversely affect the ability of the Seller to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Seller of its obligations under this Agreement (except to the extent such consent has been obtained);

          (vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the consummation of the transactions contemplated by this Agreement except as have previously been obtained, and no bulk sale law applies to such transactions;

          (vii)       No litigation is pending or, to the Seller’s knowledge, threatened against the Seller that would, in the Seller’s good faith and reasonable judgment, prohibit its entering into this Agreement or materially and adversely affect the performance by the Seller of its obligations under this Agreement;

(viii) Reserved;

          (ix)        Under generally accepted accounting principles (“GAAP”) and for federal income tax purposes, the Seller will report the transfer of the Mortgage Loans to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.  The consideration received by the Seller upon the sale of the Mortgage Loans to the Purchaser will constitute at least reasonably equivalent value and fair consideration for the Mortgage Loans.  The Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, the sale of the Mortgage Loans to the Purchaser.  The Seller is not selling the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of the creditors of the Seller;

          (x)         The Prospectus Supplement contains all the information that is required to be provided in respect of the Seller (that arises from its role as “sponsor” within the meaning of Items 1104, 1117 and 1119 of Regulation AB), the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (in the case of the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties, pursuant to Items 1110 and 1111 of Regulation AB); and

          (xi)        For so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser (or, with respect to any Companion Loan that is deposited into another securitization, the depositor in such other securitization) and the Trustee with any Additional Form 10 K Disclosure and any Additional Form 10 D Disclosure set forth next to the Purchaser’s name on Exhibit U and Exhibit W, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement.  The obligation of the Seller to provide the above referenced disclosure materials as to any fiscal year will terminate upon the Trustee’s filing a Form 15 with respect to the Trust Fund as to such fiscal year in accordance with Section 8.17 of the Pooling and Servicing Agreement or the reporting requirements with respect to the Trust under the Securities Exchange Act of 1934 have otherwise automatically suspended.

                    (b)          The Seller hereby makes the representations and warranties contained in Schedule I and Schedule II hereto for the benefit of the Purchaser and the Trustee for the benefit of the Certificateholders as of the Closing Date, with respect to (and solely with respect to) each Mortgage Loan, which representations and warranties are subject to the exceptions set forth on Schedule III hereto.

                    (c)          With respect to the schedule of exceptions delivered by the Trustee on the Closing Date, within fifteen (15) Business Days (or, in the reasonable discretion of the Controlling Class Representative, thirty (30) Business Days) of the Closing Date, with respect to the documents specified in clauses (i), (ii), (vii), (ix) (solely with respect to Ground Leases) and (xii) of the definition of Mortgage File, the Seller shall cure any material exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (ii) resulting solely from a delay in the return of the related documents from the applicable recording office, shall be cured in the time and manner described in Section 2.01(c) of the Pooling and Servicing Agreement).  If such exception is not so cured, the Seller shall either (1) repurchase the related Mortgage Loan, (2) with respect to exceptions relating to clause (xii) of the definition of “Mortgage File”, deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to the amount of the undelivered letter of credit (in the alternative, the Seller may deliver to the Trustee, with a certified copy to the Master Servicer and Trustee, a letter of credit for the benefit of the Master

Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the Trustee may use (or draw upon, as the case may be) under the same circumstances and conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (3) with respect to any exceptions relating to clauses (i), (ii) and (vii), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account pursuant to the Pooling and Servicing Agreement, equal to 25% of the Stated Principal Balance of the related Mortgage Loan on such date.  Any funds or letter of credit deposited pursuant to clauses (2) and (3) above shall be held by the Trustee until the earlier of (x) the date on which the Master Servicer certifies to the Trustee and the Controlling Class Representative that such exception has been cured (or the Trustee certifies the same to the Controlling Class Representative), at which time such funds or letter of credit, as applicable, shall be returned to the Seller and (y) thirty (30) Business Days or, if the Controlling Class Representative has extended the cure period, forty-five (45) Business Days after the Closing Date; provided, however, that if such exception is not cured within such thirty (30) Business Days or forty-five (45) Business Days, as the case may be, (A) in the case of clause (2), the Trustee shall retain the funds on deposit in the related Special Reserve Account, or letter of credit, as applicable, or (B) in the case of clause (3), the Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of this Agreement, at which time such funds shall be applied to the Purchase Price of the related Mortgage Loan and any letter of credit will be returned to the Seller.

                    If the Seller receives written notice of a Document Defect or a Breach pursuant to Section 2.03(a) of the Pooling and Servicing Agreement relating to a Mortgage Loan, then the Seller shall not later than ninety (90) days from receipt of such notice (or, in the case of a Document Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of the REMIC Provisions (a “Qualified Mortgage”), not later than ninety (90) days from the date that any party to the Pooling and Servicing Agreement discovers such Document Defect or Breach; provided the Seller receives such notice in a timely manner), if such Document Defect or Breach shall materially and adversely affect the value of the applicable Mortgage Loan, the interest of the Trust Fund therein or the interests of any Certificateholder, cure such Document Defect or Breach, as the case may be, in all material respects, which shall include payment of actual or provable losses and any Additional Trust Fund Expenses directly resulting from any such Document Defect or Breach or, if such Document Defect or Breach (other than omissions solely due to a document not having been returned by the related recording office) cannot be cured within such 90-day period, (i) repurchase the affected Mortgage Loan at the applicable Purchase Price not later than the end of such 90-day period or (ii) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan not later than the end of such 90-day period (and in no event later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount in connection therewith; provided, however, that unless the Breach would cause the Mortgage Loan not to be a Qualified Mortgage, and if such Document Defect or Breach is capable of being cured but not within such 90-day period and the Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90-day period, such Seller shall have an additional ninety (90) days to complete such cure (or, failing such cure, to repurchase or substitute the related Mortgage Loan); provided, further, that with respect to such additional 90-day period the Seller shall have delivered an officer’s certificate to the Trustee setting forth what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Document Defect or Breach will be cured within the additional 90-day period; provided, further, that no Document Defect (other than with respect to a Mortgage Note, Mortgage, title insurance policy, Ground Lease, any letter of credit, any franchise agreement, any comfort letter and (if required) any comfort letter transfer documents (collectively, the “Core Material Documents”)) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the interests of the Trust Fund therein or the interests of any Certificateholder unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien or any collateral securing the Mortgage Loan or for any immediate significant servicing obligations; provided, further, with respect to Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, other than with respect to Document Defects relating to the Core Material Documents, any applicable cure period following the initial 90 day cure period may be extended by the Master Servicer or the Special Servicer if the document involved is not needed imminently.  Such extension will end upon thirty (30) days notice of such need as reasonably determined by the Master Servicer or Special Servicer (with a possible thirty (30) day extension if the Master Servicer or Special Servicer agrees that the Seller is diligently pursuing a cure).  The Seller shall cure all Document Defects which materially and adversely affect the interests of any Certificateholder, the interests of the Trust Fund therein or the value of the related Mortgage Loan, regardless of the document involved, no later than two years following the Closing Date; provided that the initial 90 day cure period referenced in this paragraph may not be reduced.  For a period of two years from the Closing Date, so long as there remains any Mortgage File relating to a Mortgage Loan as to which there is any uncured Document Defect or Breach, the Seller shall provide the officer’s certificate to the Trustee described above as to the reasons such Document Defect or Breach remains uncured and as to the actions being taken to pursue cure.  Notwithstanding the foregoing, the delivery of a commitment to issue a policy of lender’s title insurance as described in Representation 12 of Schedule I hereof in lieu of the delivery of the actual policy of lender’s title insurance shall not be considered a Document Defect or Breach with respect to any Mortgage File if such actual policy of insurance is delivered to the Trustee or a Custodian on its behalf not later than the 90th day following the Closing Date.

                    If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described above, (ii) such Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans (each, a “Crossed Loan”), and (iii) the applicable Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable Document Defect or Breach, as the case may be, will be deemed to constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Loan(s) in the related Crossed Group as provided in the immediately preceding paragraph unless such other Crossed Loans in such Crossed Group satisfy the Crossed Loan Repurchase Criteria and satisfy all other criteria for substitution or repurchase of Mortgage Loans set forth herein.  In the event that the remaining Crossed Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Breach or Document Defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained by the Master Servicer to determine if the Crossed Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

                    To the extent that the Seller is required to repurchase or substitute for a Crossed Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Loans in such Crossed Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Loans still held by the Trustee.

                    If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Loans shall be allocated between such Crossed Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred in good faith by the Purchaser in connection with such modification or accommodation (including, but not limited to, recoverable attorney fees) shall be paid by the Seller.

                    (d)          In connection with any permitted repurchase or substitution of one or more Mortgage Loans contemplated hereby, upon receipt of a certificate from a Servicing Officer certifying as to the receipt of the Purchase Price or Substitution Shortfall Amount(s), as applicable, in the Certificate Account, and the delivery of the Mortgage File(s) and the Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the Custodian and the Master Servicer, respectively, if applicable (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it by the Master Servicer, in each case without recourse, representation or warranty, as shall be necessary to vest in the Seller, the legal and beneficial ownership of each repurchased Mortgage Loan or substituted Mortgage Loan, as applicable, (ii) the Trustee, the Custodian, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by the Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and (iii) the Master Servicer and the Special Servicer shall release to the Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or substituted Mortgage Loans.

                    (e)          Without limiting the remedies of the Purchaser, the Certificateholders or the Trustee on behalf of the Certificateholders pursuant to this Agreement, it is acknowledged that the representations and warranties are being made for risk allocation purposes.  This Section 3 provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to this Section 3.  Nothing in this Agreement shall prohibit the Purchaser or its assigns (including the Master Servicer and/or the Special Servicer) from pursuing any course of action authorized by the Pooling and Servicing Agreement while the Purchaser asserts a claim or brings a cause of action to enforce any rights set forth herein against the Seller.

                    (f)          With respect to any Mortgage Loan which has become a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or with respect to which the related Mortgaged Property has been foreclosed and which is the subject of a repurchase claim under this Agreement, in accordance with Section 2.03 of the Pooling and Servicing Agreement, the Special Servicer with the consent of the Controlling Class Representative shall notify the  Seller in writing of its intention to liquidate such Defaulted Mortgage Loan or REO Property at least 45 days prior to any such action.  If (a) the Seller consents to such sale and voluntarily agrees to repurchase such Defaulted Mortgage Loan or REO Property or (b) a court of competent jurisdiction determines that the Seller is liable under this Agreement to repurchase such Defaulted Mortgage Loan or REO Property, then such Seller shall remit to the Purchaser an amount equal to the difference if any of the price of such Defaulted Mortgage Loan or REO Property as sold and the price at which the Seller would have had to repurchase such Defaulted Mortgage Loan or REO Property under this Agreement.  The Seller shall have ten (10) Business Days after receipt of notice to determine whether or not to consent to such sale.  If the Seller does not consent to such sale, the Special Servicer shall contract with a Determination Party (as defined in the Pooling and Servicing Agreement) as to the merits of such proposed sale.  If the related Determination Party determines that such proposed sale is in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and, subsequent to such sale, a court of competent jurisdiction determines that the Seller was liable under this Agreement and required to repurchase such Defaulted Mortgage Loan or REO Property in accordance with the terms hereof, then the Seller shall remit to the Purchaser an amount equal to the difference (if any) between the proceeds of the related action and the price at which the Seller would have been obligated to pay had the Seller repurchased such Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the terms hereof including the costs related to contracting with the related Determination Party; provided that the foregoing procedure in this Section 3(f) shall not preclude such Seller from repurchasing the Defaulted Mortgage Loan or REO Property prior to the execution of a binding contract of sale with a third party in accordance with the other provisions of this Section 3 (excluding this Section 3(f)).  If the related Determination Party determines that the sale of the related Defaulted Mortgage Loan or REO Property is not in accordance with the Servicing Standard and the provisions of the Pooling and Servicing Agreement with respect to the sale of Defaulted Mortgage Loans and REO Properties and the Special Servicer subsequently sells such Mortgage Loan or REO Property, then the Seller will not be liable for any such difference (nor any cost of contracting with the Determination Party).

                    (g)          Notwithstanding the foregoing, if there exists a Breach relating to whether or not the Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s) with respect to matters described in Representations 23 and 43 of Schedule I hereof, then the Purchaser shall direct the Seller in writing to wire transfer to the Master Servicer for deposit into the Certificate Account, within ninety (90) days of the Seller’s receipt of such direction, the amount of any such costs and expenses borne by the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf that are the basis of such Breach.  Upon its making such deposit, the Seller shall be deemed to have cured such Breach in all respects.  Provided such payment is made in full, this paragraph describes the sole remedy available to the Purchaser, the Certificateholders, the Master Servicer, the Special Servicer and the Trustee on their behalf regarding any such Breach and the Seller shall not be obligated to repurchase the affected Mortgage Loan on account of such Breach or otherwise cure such Breach.

                    SECTION 4.          Representations and Warranties of the Purchaser.  In order to induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants for the benefit of the Seller as of the date hereof that:

                    (a)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina.  The Purchaser has the full corporate power and authority and legal right to acquire the Mortgage Loans from the Seller and to transfer the Mortgage Loans to the Trustee.

                    (b)          This Agreement has been duly and validly authorized, executed and delivered by the Purchaser, all requisite action by the Purchaser’s directors and officers has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Seller) this Agreement constitutes the valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, or (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

                    (c)          Except as may be required under federal or state securities laws (and which will be obtained on a timely basis), no consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction described in this Agreement.

                    (d)          None of the acquisition of the Mortgage Loans by the Purchaser, the transfer of the Mortgage Loans to the Trustee, or the execution, delivery or performance of this Agreement by the Purchaser, results or will result in the creation or imposition of any lien on any of the Purchaser’s assets or property, or conflicts or will conflict with, results or will result in a breach of, or require or will require the consent of any third person or constitutes or will constitute a default under (A) any term or provision of the Purchaser’s certificate of incorporation or bylaws, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Purchaser is a party or by which the Purchaser is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Purchaser or its assets.

                    (e)          Under GAAP and for federal income tax purposes, the Purchaser will report the transfer of the Mortgage Loans by the Seller to the Purchaser as a sale of the Mortgage Loans to the Purchaser in exchange for consideration consisting of a cash amount equal to the Aggregate Purchase Price.

                    (f)          There is no action, suit, proceeding or investigation pending or to the knowledge of the Purchaser, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to enter into and/or perform its obligations under the terms of this Agreement.

                    (g)          The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency or body, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance hereunder.

                    SECTION 5.          Closing.  The closing of the sale of the Mortgage Loans (the “Closing”) shall be held at the offices of Dechert LLP, Charlotte, North Carolina on the Closing Date.

                    The Closing shall be subject to each of the following conditions:

                    (a)          All of the representations and warranties of the Seller set forth in or made pursuant to Sections 3(a) and 3(b) of this Agreement and all of the representations and warranties of the Purchaser set forth in Section 4 of this Agreement shall be true and correct in all material respects as of the Closing Date;

                    (b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder) and all documents specified in Section 6 of this Agreement (the “Closing Documents”), in such forms as are agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchaser and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                    (c)          The Seller shall have delivered and released to the Trustee (or a Custodian on its behalf) and the Master Servicer, respectively, all documents represented to have been or required to be delivered to the Trustee and the Master Servicer pursuant to Section 2 of this Agreement;

                    (d)          All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with in all material respects and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

                    (e)          The Seller shall have paid all fees and expenses payable by it to the Purchaser or otherwise pursuant to this Agreement as of the Closing Date; and

                    (f)          The letters shall have been received from the independent accounting firm KPMG LLP, in form satisfactory to the Purchaser, relating to certain information regarding the Mortgage Loans and Certificates as set forth in the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum.

                    Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

                    SECTION 6.          Closing Documents.  The Closing Documents shall consist of the following:

                    (a)          This Agreement duly executed by the Purchaser and the Seller;

                    (b)          A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that:  (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on such date; and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part that are required under this Agreement to be performed or satisfied at or prior to the Closing Date;

                    (c)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures;

                    (d)          An officer’s certificate from an officer of the Seller (signed in his/her capacity as an officer), dated the Closing Date, and upon which the Purchaser, the Underwriters and the Initial Purchaser may rely, to the effect that with respect to the Seller, the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties (i) such officer has carefully examined the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale and nothing has come to his attention that would lead him to believe that the Specified Portions of the Preliminary Prospectus Supplement together with all other Time of Sale Information delivered prior to the Time of Sale, as of the Time of Sale, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (ii) such officer has carefully examined the Specified Portions of the Prospectus Supplement and nothing has come to his attention that would lead him to believe that the Specified Portions of the Prospectus Supplement, as of the date of the Prospectus Supplement, or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, in light of the circumstances under which they were made, not misleading, (iii) such officer has examined the Specified Portions of the Memorandum and nothing has come to his attention that would lead him to believe that the Specified Portions of the Memorandum, as of the date thereof or as of the Closing Date, included or include any untrue statement of a material fact relating to the Mortgage Loans or omitted or omit to state therein a material fact necessary in order to make the statements therein related to the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.  The “Specified Portions” of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable, shall consist of Annex A and Annex D thereto, the diskette which accompanies the Prospectus Supplement (insofar as such diskette is consistent with such Annex A) and the following sections of the Preliminary Prospectus Supplement or the Prospectus Supplement, as applicable (exclusive of any statements in such sections that purport to summarize the servicing and administration provisions of the Pooling and Servicing Agreement):  “SUMMARY OF PROSPECTUS SUPPLEMENT—THE PARTIES—The Mortgage Loan Sellers,” “SUMMARY OF PROSPECTUS SUPPLEMENT—THE MORTGAGE LOANS,” “RISK FACTORS—The Mortgage Loans,” and “DESCRIPTION OF THE MORTGAGE POOL—General,” “—Mortgage Loan History,” “—Certain Terms and Conditions of the Mortgage Loans,” “—Assessments of Property Condition,” “—Co-Lender Loans,” “—Twenty Largest Mortgage Loans,” “—The Sponsors,” “—Nomura Credit & Capital, Inc.” and “—The Mortgage Loan Sellers.”  The “Specified Portions” of the Memorandum shall consist of the Specified Portions of the Prospectus Supplement and the second and third paragraphs of page “v” of the Memorandum.

                    (e)          The resolutions of the requisite committee of the Seller’s board of directors authorizing the Seller’s entering into the transactions contemplated by this Agreement, the certificate of incorporation and by-laws of the Seller, and an original or copy of a certificate of good standing of the Seller issued by the State of Delaware not earlier than sixty (60) days prior to the Closing Date;

                    (f)          A written opinion of counsel for the Seller (which opinion may be from in-house counsel, outside counsel or a combination thereof), reasonably satisfactory to the Purchaser, its counsel and the Rating Agencies, dated the Closing Date and addressed to the Purchaser, the Trustee, the Underwriters, the Initial Purchaser and each of the Rating Agencies, together with such other written opinions as may be required by the Rating Agencies; and

                    (g)          Such further certificates, opinions and documents as the Purchaser may reasonably request.

                    SECTION 7.          Indemnification.

                    (a)          The Seller shall indemnify and hold harmless the Purchaser, the Underwriters, the Initial Purchaser, their respective officers and directors, and each person, if any, who controls the Purchaser, any Underwriter or any Initial Purchaser within the meaning of either Section 15 of the Securities Act of 1933, as amended (the “1933 Act”) or Section 20 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), against any and all losses, expenses (including the reasonable fees and expenses of legal counsel), claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon a breach of the representations made by the Seller in Section 3(a)(x) hereof, (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus Supplement, the Preliminary Memorandum, the Memorandum, the Diskette or in any revision or amendment of or supplement to any of the foregoing, (B) any Time of Sale Information or any Issuer Information contained in any Free Writing Prospectus prepared by or on behalf of the Underwriters (an “Underwriter Free Writing Prospectus”) or contained in any Free Writing Prospectus which is required to be filed in accordance with the terms of the Underwriting Agreement, (C) any items similar to Free Writing Prospectuses forwarded by the Seller to the Initial Purchaser, or in any revision or amendment of or supplement to any of the foregoing or (D) the summaries, reports, documents and other written and computer materials and all other information regarding the Mortgage Loans or the Seller furnished by the Seller for review by prospective investors (the items in (A), (B), (C) and (D) above being defined as the “Disclosure Material”), (iii) arise out of or are based upon the omission or alleged omission to state therein (in the case of Free Writing Prospectuses, when read in conjunction with any other Time of Sale Information, in the case of any items similar to Free Writing Prospectuses, when read in conjunction with the Memorandum) and in the case of any summaries, reports, documents, written or computer materials, or other information contemplated in clause (D) above, when read in conjunction with the Memorandum and in the case of any Free Writing Prospectus, when read in conjunction with the other Time of Sale Information, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but, with respect to any Disclosure Material described in clauses (A), (B) and (C) of the definition thereof, only if and to the extent that (I) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties contained in the Data File (it being herein acknowledged that the Data File was and will be used to prepare the Prospectus Supplement and the Preliminary Prospectus Supplement, including without limitation Annex A thereto, any other Time of Sale Information, the Preliminary Memorandum, the Memorandum and the Diskette with respect to the Registered Certificates and any items similar to Free Writing Prospectuses forwarded to prospective investors in the Non-Registered Certificates and any Free Writing Prospectus), (II) any such untrue statement or alleged untrue statement or omission or alleged omission of a material fact occurring in, or with respect to, such Disclosure Material, is with respect to, or arises out of or is based upon an untrue statement or omission of a material fact with respect to, the information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties and/or the Seller set forth in the Specified Portions of each of the Prospectus Supplement, the Preliminary Prospectus Supplement, the Preliminary Memorandum or the Memorandum, (III) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon a breach of the representations and warranties of the Seller set forth in or made pursuant to Section 3 hereof or (IV) any such untrue statement or alleged untrue statement or omission or alleged omission occurring in, or with respect to, such Disclosure Material, arises out of or is based upon any other written information concerning the characteristics of the Mortgage Loans, the related Mortgagors or the related Mortgaged Properties furnished to the Purchaser, the Underwriters or the Initial Purchaser by the Seller; provided, that the indemnification provided by this Section 7 shall not apply to the extent that such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Data File or Annex A to the Prospectus Supplement or the Preliminary Prospectus Supplement to the extent such information was not materially incorrect in the Data File or such Annex A, as applicable, including without limitation the aggregation of such information with comparable information relating to the Other Mortgage Loans.  Notwithstanding the foregoing, the indemnification provided in this Section 7(a) shall not inure to the benefit of any Underwriter or Initial Purchaser (or to the benefit of any person controlling such Underwriter or Initial Purchaser) from whom the person asserting claims giving rise to any such losses, claims, damages, expenses or liabilities purchased Certificates if (x) the subject untrue statement or omission or alleged untrue statement or omission made in any Disclosure Material (exclusive of the Prospectus or any corrected or amended Prospectus or the Memorandum or any corrected or amended Memorandum) is eliminated or remedied in the Prospectus or the Memorandum or, with respect to any Time of Sale Information only, by the delivery of a Corrected Free Writing Prospectus prior to the Time of Sale (in each case, as corrected or amended, if applicable), as applicable, and (y) a copy of the Prospectus, Memorandum or Corrected Free Writing Prospectus (in each case, as corrected or amended, if applicable), as applicable, shall not have been sent to such person at or prior to the Time of Sale of such Certificates, and (z) in the case of a corrected or amended Prospectus, Memorandum or Corrected Free Writing Prospectus, such Underwriter or Initial Purchaser received electronically or in writing notice of such untrue statement or omission and updated information concerning the untrue statement or omission at least one Business Day prior to the Time of Sale.  The Seller shall, subject to clause (c) below, reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                    (b)          For purposes of this Agreement, “Registration Statement” shall mean such registration statement No. 333-131262 filed by the Purchaser on Form S-3, including without limitation exhibits thereto and information incorporated therein by reference; “Base Prospectus” shall mean the prospectus dated October 19, 2006, as supplemented by the prospectus supplement dated May 11, 2007 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) relating to the Registered Certificates, including all annexes thereto; “Preliminary Prospectus Supplement” shall mean the free writing prospectus dated April 30, 2007 consisting of the preliminary free writing prospectus, including the base prospectus, dated October 19, 2006 attached thereto, as supplemented and corrected by that certain free writing prospectus dated May 10, 2007; “Preliminary Memorandum” shall mean the preliminary private placement memorandum dated May 9, 2007, relating to the Non-Registered Certificates, including all annexes thereto; “Memorandum” shall mean the private placement memorandum, dated May 11, 2007, relating to the Non-Registered Certificates, including all exhibits thereto; “Registered Certificates” shall mean the Class A-1, Class A-2, Class A-3, Class A-PB,

Class A-4, Class A-5, Class A-1A, Class A-M, Class A-J, Class B, Class C, Class D, Class E and Class F Certificates; “Non-Registered Certificates” shall mean the Certificates other than the Registered Certificates; “Diskette” shall mean the diskette or compact disc attached to each of the Preliminary Prospectus Supplement, the Prospectus and the Memorandum; and “Data File” shall mean the compilation of information and data regarding the Mortgage Loans covered by the Agreed Upon Procedures Letters, dated May 16, 2007, rendered by KPMG LLP (a “hard copy” of which Data File was initialed on behalf of the Seller and the Purchaser).  “Free Writing Prospectus” shall mean a “free writing prospectus” as such term is defined pursuant to Rule 405 under the 1933 Act.  “Corrected Free Writing Prospectus” shall mean a Free Writing Prospectus that corrects any previous Free Writing Prospectus prepared by or on behalf of any Underwriter and delivered to any purchaser that contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein, in light of the circumstances in which they were made, not misleading.  “Time of Sale” shall mean the time at which sales to investors of the Certificates were first made as determined in accordance with Rule 159 of the 1933 Act.  “Time of Sale Information” shall mean each free writing prospectus listed on Exhibit B hereto.  “Issuer Information” shall have the meaning given to such term in Rule 433(h) under the 1933 Act (as discussed by the Securities and Exchange Commission (the “Commission”) in footnote 271 of the Commission’s Securities Offering Reform Release No. 33—8591).  “Regulation AB” shall have the meaning as defined in Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123 of the 1933 Act, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (the “Commission”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

                    (c)          As promptly as reasonably practicable after receipt by any person entitled to indemnification under this Section 7 (an “indemnified party”) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Seller (the “indemnifying party”) under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under Section 7(a) (except to the extent that such omission has prejudiced the indemnifying party in any material respect) or from any liability which it may have otherwise than under this Section 7.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel selected by the indemnifying party and reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Purchaser, the Underwriters and the Initial Purchaser, representing all the indemnified parties under Section 7(a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall only be in respect of the counsel referred to in such clause (i) or (iii).  Unless it shall assume the defense of any proceeding, an indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party shall indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel or any other expenses for which the indemnifying party is obligated under this subsection, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  If an indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for an unconditional release of the indemnified party in connection with all matters relating to the proceeding that have been asserted against the indemnified party in such proceeding by the other parties to such settlement, which release does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party without the consent of the indemnified party.

                    (d)          If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations (taking into account the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable considerations appropriate under the circumstances).  The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties; provided that no Underwriter or Initial Purchaser shall be obligated to contribute more than its share of underwriting discounts and commissions and other fees pertaining to the Certificates less any damages otherwise paid by such Underwriter or Initial Purchaser with respect to such loss, liability, claim, damage or expense.  It is hereby acknowledged that the respective Underwriters’ and Initial Purchaser’s obligations under this Section 7 shall be several and not joint.  For purposes of this Section, each person, if any, who controls an Underwriter or an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and such Underwriter’s or Initial Purchaser’s officers and directors, shall have the same rights to contribution as such Underwriter or Initial Purchaser, as the case may be, and each director of the Seller and each person, if any who controls the Seller within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Seller.

                    (e)          The Purchaser and the Seller agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the considerations referred to in Section 7(d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 7, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses.  If any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party that received such payment shall promptly refund the amount so paid to the party which made such payment.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (f)          The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, the Underwriters, the Initial Purchaser, any of their respective directors or officers, or any person controlling the Purchaser, the Underwriters or the Initial Purchaser, and (iii) acceptance of and payment for any of the Certificates.

                    (g)          Without limiting the generality or applicability of any other provision of this Agreement, the Underwriters, the Initial Purchaser and their directors, officers and controlling parties shall be third-party beneficiaries of the provisions of this Section 7.

                    SECTION 8.          Costs.  The Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the Seller’s pro rata portion of the aggregate of the following amounts (the Seller’s pro rata portion to be determined according to the percentage that the Nomura Mortgage Loan Balance represents as of the Cut-Off Date Pool Balance):  (i) the costs and expenses of printing and delivering the Pooling and Servicing Agreement and the Certificates; (ii) the costs and expenses of printing (or otherwise reproducing) and delivering a final Prospectus, Term Sheet, Preliminary Prospectus Supplement, each other Free Writing Prospectus, Preliminary Memorandum and Memorandum relating to the Certificates; (iii) the initial fees, costs, and expenses of the Trustee (including reasonable attorneys’ fees); (iv) the filing fee charged by the Commission for registration of the Certificates so registered;

(v) the fees charged by the Rating Agencies to rate the Certificates so rated; (vi) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Free Writing Prospectus, the Prospectus Supplement, the Preliminary Memorandum and the Memorandum, including in respect of the cost of obtaining any “comfort letters” with respect to such items; (vii) the reasonable out-of-pocket costs and expenses in connection with the qualification or exemption of the Certificates under state securities or “Blue Sky” laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith, in connection with the preparation of any “Blue Sky” survey and in connection with any determination of the eligibility of the Certificates for investment by institutional investors and the preparation of any legal investment survey; (viii) the expenses of printing any such “Blue Sky” survey and legal investment survey; and (ix) the reasonable fees and disbursements of counsel to the Underwriters or Initial Purchaser; provided, however, Seller shall pay (or shall reimburse the Purchaser to the extent that the Purchaser has paid) the expense of recording any assignment of Mortgage or assignment of Assignment of Leases as contemplated by Section 2 hereof with respect to the Seller’s Mortgage Loans.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

                    SECTION 9.          Grant of a Security Interest.  It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 2 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller.  However, if, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller, and (b) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code of the applicable jurisdiction; (ii) the conveyance provided for in Section 2 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans, and all amounts payable to the holder of the Mortgage Loans in accordance with the terms thereof, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, the Distribution Account or, if established, the REO Account (each as defined in the Pooling and Servicing Agreement) whether in the form of cash, instruments, securities or other property; (iii) the assignment to the Trustee of the interest of the Purchaser as contemplated by Section 1 hereof shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Trustee or any of its agents, including, without limitation, the Custodian, of the Mortgage Notes, and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to Section 9-313 of the Uniform Commercial Code of the applicable jurisdiction; and (v) notifications to persons (other than the Trustee) holding such property, and acknowledgments, receipts or confirmations from persons (other than the Trustee) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under applicable law.  The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

                    SECTION 10.          Covenants of Purchaser.  The Purchaser shall provide the Seller with all forms of Disclosure Materials (including the final form of the Memorandum and the preliminary and final forms of the Prospectus Supplement) promptly upon any such document becoming available.

                    SECTION 11.          Notices.  All notices, copies, requests, consents, demands and other communications required hereunder shall be in writing and telecopied or delivered to the intended recipient at the “Address for Notices” specified beneath its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice hereunder to the other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                    SECTION 12.          Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser (and by the Purchaser to the Trustee).

                    SECTION 13.          Severability of Provisions.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

                    SECTION 14.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

                    SECTION 15.          GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

                    SECTION 16.          Attorneys Fees.  If any legal action, suit or proceeding is commenced between the Seller and the Purchaser regarding their respective rights and obligations under this Agreement, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, attorneys’ fees and court costs (including, without limitation, expert witness fees).  As used herein, the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment.  If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

                    SECTION 17.          Further Assurances.  The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

                    SECTION 18.          Successors and Assigns.  The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder.  The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser, the Underwriters and the Initial Purchaser (each as intended third party beneficiaries hereof) and their permitted successors and assigns, and the officers, directors and controlling persons referred to in Section 7.  This Agreement is enforceable by the Underwriters, the Initial Purchaser and the other third party beneficiaries hereto in all respects to the same extent as if they had been signatories hereof.

                    SECTION 19.          Amendments.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party, or third party beneficiary, against whom such waiver or modification is sought to be enforced.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein, Section 2.01(d) thereof or the repurchase obligations or any other obligations of the Seller shall be effective against the Seller (in such capacity) unless the Seller shall have agreed to such amendment in writing.

                    SECTION 20.          Accountants’ Letters.  The parties hereto shall cooperate with KPMG LLP in making available all information and taking all steps reasonably necessary to permit such accountants to deliver the letters required by the Underwriting Agreement.

                    IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

SELLER

NOMURA CREDIT & CAPITAL, INC.

By:

Name:
Title:

Address for Notices:

2 World Financial Center
Building B
New York, New York 10281-1198
Telecopier No.: (646) 587-9804
Telephone No.: (646) 667-9804

Nomura Mortgage Loan Purchase Agreement

PURCHASER

WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.

By:

Name:	H. Royer Culp, Jr.
Title:	Vice President

Address for Notices:

One Wachovia Center
301 South College Street
Charlotte, North Carolina 28288-0166
Telecopier No.: (704) 383-1942
Telephone No.: (704) 374-6161

Nomura Mortgage Loan Purchase Agreement

SCHEDULE I

General Mortgage Representations And Warranties

1.	The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-Off Date.

2.

As of the date of its origination, such Mortgage Loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan.

3.

Immediately prior to the sale, transfer and assignment to the Purchaser, the Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan, and the Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.  Upon consummation of the transactions contemplated by the Mortgage Loan Purchase Agreement, the Seller will have validly and effectively conveyed to the Purchaser all legal and beneficial interest in and to such Mortgage Loan free and clear of any pledge, lien or security interest.

4.	The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder by the Mortgagee.

5.

Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed in connection with such Mortgage Loan is a legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except (a) that certain provisions contained in such Mortgage Loan documents are or may be unenforceable in whole or in part under applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Mortgage Loan documents invalid as a whole and such Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (b) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  The related Mortgage Note and Mortgage contain no provision limiting the right or ability of the Seller to assign, transfer and convey the related Mortgage Loan to any other Person.

6.

As of the date of its origination, there was no valid offset, defense, counterclaim, abatement or right to rescission with respect to any of the related Mortgage Notes, Mortgage(s) or other agreements executed in connection therewith, and, as of the Cut-Off Date, there is no valid offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage(s) or other agreements, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges.

7.

Each related assignment of Mortgage and assignment of Assignment of Leases from the Seller to the Trustee constitutes the legal, valid and binding first priority assignment from the Seller, except as such enforcement may be limited by bankruptcy, insolvency, redemption, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Each Mortgage and Assignment of Leases is freely assignable.

8.

Each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property subject only to the exceptions set forth in Representation (5) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (c) the exceptions (general and specific) and exclusions set forth in the applicable policy described in Representation (12) below or appearing of record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (d) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (e) the right of tenants (whether under ground leases, space leases or operating leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases) and (f) if such Mortgage Loan is a Crossed Loan, the lien of the Mortgage for such other Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property.  Except with respect to Crossed Loans and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Mortgage Loan.

9.

UCC Financing Statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places necessary, at the time of the origination of the Mortgage Loan, to perfect a valid security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel Mortgages or equivalent documents related to and delivered in connection with the related Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding any of the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC Financing Statements are required in order to effect such perfection.

10.

All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that prior to the Cut-Off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established.  For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

11.

To the Seller’s actual knowledge as of the Cut-Off Date, and to the Seller’s actual knowledge based solely upon due diligence customarily performed with the origination of comparable Mortgage Loans by the Seller, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and to the Seller’s actual knowledge as of the Cut-Off Date there was no proceeding pending for the total or partial condemnation of such Mortgaged Property.

12.

The lien of each related Mortgage as a first priority lien in the original principal amount of such Mortgage Loan after all advances of principal (as set forth on the Mortgage Loan Schedule) is insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Seller, its successors and assigns, subject only to the Title Exceptions; the Seller or its successors or assigns is the named insured of such policy; such policy is assignable without consent of the insurer and will inure to the benefit of the Trustee as mortgagee of record; is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such policy and the Seller has not done anything, by act or omission, and the Seller has no actual knowledge of any matter, which would impair or diminish the coverage of such policy. The insurer issuing such policy is either (x) a nationally recognized title insurance company or (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (a) access to a public road (except as provided below) or (b) against any loss due to encroachments of any material portion of the improvements thereon.

13.

Except as provided below, as of the date of its origination, all insurance coverage required under each related Mortgage, which insurance covered such risks as were customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, and with respect to a fire and extended perils insurance policy, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements located on such Mortgaged Property, or (ii) the initial principal balance of the Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and, except if such Mortgaged Property is operated as a mobile home park, is also covered by business interruption or rental loss insurance, in an amount at least equal to 12 months of operations of the related Mortgaged Property (or in the case of a Mortgaged Property without any elevator, 6 months), all of which was in full force and effect with respect to each related Mortgaged Property; and, except as provided below, as of the Cut-Off Date, to the actual knowledge of the Seller, all insurance coverage required under each Mortgage, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to each related Mortgaged Property; all premiums due and payable through the Closing Date have been paid; and no notice of termination or cancellation with respect to any such insurance policy has been received by the Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Mortgage Loan and which are set forth in the related Mortgage, any insurance proceeds in respect of a casualty loss, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property or (ii) the reduction of the outstanding principal balance of the Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders.

The insurance policies contain a standard mortgagee clause naming the Seller, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without 30 days prior written notice to the Mortgagee (or, with respect to non-payment, 10 days prior written notice to the Mortgagee) or such lesser period as prescribed by applicable law.  Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the Mortgagee to require insurance as described above, and permits the Mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

14.

Except as provided below, (a) other than payments due but not yet 30 days or more delinquent, to the Seller’s actual knowledge, based upon due diligence customarily performed with the servicing of comparable mortgage loans by prudent institutional lenders, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note, and to the Seller’s actual knowledge no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller in any paragraphs of this Schedule I or in any paragraph of Schedule II, and (b) the Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note, except for a written waiver contained in the related Mortgage File being delivered to the Purchaser, and pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Mortgage File no Person or party other than the holder of such Mortgage Note may declare any event of default or accelerate the related indebtedness under either of such Mortgage or Mortgage Note.

15.

As of the Closing Date, each Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Scheduled Payment.

16.

Except with respect to ARD Loans, which provide that the rate at which interest accrues thereon increases after the Anticipated Repayment Date, the Mortgage Rate (exclusive of any default interest, late charges or prepayment premiums) of such Mortgage Loan is a fixed rate.

17.

Each related Mortgage does not provide for or permit, without the prior written consent of the holder of the Mortgage Note, each related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

18.

Each Mortgage Loan is directly secured by a Mortgage on a commercial property or a multifamily residential property, and either (a) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the portion of such commercial or multifamily residential property that consists of an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) and such interest in real property was the only security for such Mortgage Loan as of the Testing Date (as defined below), or (b) the fair market value of the interest in real property which secures such Mortgage Loan was at least equal to 80% of the principal amount of the Mortgage Loan (i) as of the Testing Date, or (ii) as of the Closing Date. For purposes of the previous sentence, (A) the fair market value of the referenced interest in real property shall first be reduced by (1) the amount of any lien on such interest in real property that is senior to the Mortgage Loan, and (2) a proportionate amount of any lien on such interest in real property that is on a parity with the Mortgage Loan, and (B) the “Testing Date” shall be the date on which the referenced Mortgage Loan was originated unless (1) such Mortgage Loan was modified after the date of its origination in a manner that would cause a “significant modification” of such Mortgage Loan within the meaning of Treasury Regulations Section 1.1001-3(b), and (2) such “significant modification” did not occur at a time when such Mortgage Loan was in default or when default with respect to such Mortgage Loan was reasonably foreseeable. However, if the referenced Mortgage Loan has been subjected to a “significant modification” after the date of its origination and at a time when such Mortgage Loan was not in default or when default with respect to such Mortgage Loan was not reasonably foreseeable, the Testing Date shall be the date upon which the latest such “significant modification” occurred.  The Mortgage Loan documents with respect to each Defeasance Loan do not allow such Defeasance Loan to be defeased prior to two years after the Startup Day.

19.

One or more environmental site assessments or updates thereof were performed by an environmental consulting firm independent of the Seller and the Seller’s affiliates with respect to each related Mortgaged Property during the 18-months preceding the origination of the related Mortgage Loan, and the Seller, having made no independent inquiry other than to review the report(s) prepared in connection with the assessment(s) referenced herein, has no actual knowledge and has received no notice of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report(s).  If any such environmental report identified any Recognized Environmental Condition (REC), as that term is defined in the Standard Practice for Environmental Site Assessments:  Phase I Environmental Site Assessment Process Designation:  E 1527-00, as recommended by the American Society for Testing and Materials (ASTM), with respect to the related Mortgaged Property and the same have not been subsequently addressed in all material respects, then either (i) an escrow greater than 100% of the amount identified as necessary by the environmental consulting firm to address the REC is held by the Seller for purposes of effecting same (and the Mortgagor has covenanted in the Mortgage Loan documents to perform such work), (ii) the related Mortgagor or other responsible party having financial resources reasonably estimated to be adequate to address the REC is required to take such actions or is liable for the failure to take such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or any environmental law or regulation, (iii) the Mortgagor has provided an environmental insurance policy, (iv) an operations and maintenance plan has been or will be implemented or (v) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation.  All environmental assessments or updates that were in the possession of the Seller and that relate to a Mortgaged Property insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

20.

Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar law affecting the right of creditors and the application of principles of equity.

21.

At the time of origination and, to the actual knowledge of Seller as of the Cut-Off Date, no Mortgagor is a debtor in, and no Mortgaged Property is the subject of, any state or federal bankruptcy or insolvency proceeding.

22.

Each Mortgage Loan is a whole loan (except with respect to the Co-Lender Loans) and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or, other than the ARD Loans,  provide for negative amortization.  The Seller holds no preferred equity interest.

23.

Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, each related Mortgage or loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without complying with the requirements of the Mortgage or loan agreement, (a) the related Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related Mortgagor and transfers of less than a controlling interest in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in the Mortgagor or an affiliate thereof, transfers among affiliated Mortgagors with respect to Crossed Loans or multi-property Mortgage Loans or transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of Representation (26) below), or (b) the related Mortgaged Property is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property, other than any existing permitted additional debt.

24.

Except as set forth in the related Mortgage File, the terms of the related Mortgage Note and Mortgage(s) have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Mortgage.

25.	Except as provided below, each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

26.

Since origination, no material portion of the related Mortgaged Property has been released from the lien of the related Mortgage in any manner which materially and adversely affects the value of the Mortgage Loan or materially interferes with the security intended to be provided by such Mortgage, and, except with respect to Mortgage Loans (a) which permit defeasance by means of substituting for the Mortgaged Property (or, in the case of a Mortgage Loan secured by multiple Mortgaged Properties, one or more of such Mortgaged Properties) “government securities” as defined in the Investment Company Act of 1940, as amended, sufficient to pay the Mortgage Loans (or portions thereof) in accordance with their terms, (b) where a release of the portion of the Mortgaged Property was contemplated at origination and such portion was not considered material for purposes of underwriting the Mortgage Loan, (c) where release is conditional upon the satisfaction of certain underwriting and legal requirements and the payment of a release price that represents adequate consideration for such Mortgaged Property or the portion thereof that is being released, or (d) which permit the related Mortgagor to substitute a replacement property in compliance with REMIC Provisions or (e) which permit the release(s) of unimproved out-parcels or other portions of the Mortgaged Property that will not have a material adverse affect on the underwritten value of the security for the Mortgage Loan or that were not allocated to any value in the underwriting during the origination of the Mortgage Loan, the terms of the related Mortgage do not provide for release of any portion of the Mortgaged Property from the lien of the Mortgage except in consideration of payment in full therefor.

27.

Except as provided below, to the Seller’s actual knowledge, based upon a letter from governmental authorities, a legal opinion, an endorsement to the related title policy, or based upon other due diligence considered reasonable by prudent commercial conduit mortgage lenders in the area where the applicable Mortgaged Property is located, as of the date of origination of such Mortgage Loan and as of the Cut-Off Date, there are no material violations of any applicable zoning ordinances, building codes and land laws applicable to the Mortgaged Property or the use and occupancy thereof which (a) are not insured by an ALTA lender’s title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (b) would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property.

28.

To the Seller’s actual knowledge based on surveys and/or the title policy referred to herein obtained in connection with the origination of each Mortgage Loan, none of the material improvements which were included for the purposes of determining the appraised value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except Mortgaged Properties which are legal non-conforming uses), to an extent which would have a material adverse affect on the value of the Mortgaged Property or related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroached upon such Mortgaged Property to any material and adverse extent (unless affirmatively covered by title insurance).

29.

With respect to at least 95% of such Seller’s Mortgage Loans (by balance) having a Cut-Off Date Balance in excess of 1% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property or Mortgaged Properties, as applicable, and assets incidental to its ownership and operation of such Mortgaged Property, and to hold itself out as being a legal entity, separate and apart from any other Person.

30.

No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the Seller to the Mortgagor and, to the Seller’s actual knowledge, no funds have been received from any Person other than the Mortgagor, for or on account of payments due on the Mortgage Note or the Mortgage.

31.

As of the date of origination and, to the Seller’s actual knowledge, as of the Cut-Off Date, there was no pending action, suit or proceeding, or governmental investigation of which it has received notice, against the Mortgagor or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect such Mortgagor’s ability to pay principal, interest or any other amounts due under such Mortgage Loan or the security intended to be provided by the Mortgage Loan documents or the current use of the Mortgaged Property.

32.

As of the date of origination, and, to the Seller’s actual knowledge, as of the Cut-Off Date, if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and serving under such Mortgage or may be substituted in accordance with the Mortgage and applicable law.

33.

The Mortgage Loan and the interest (exclusive of any default interest, late charges or prepayment premiums) contracted for on such Mortgage Loan (other than an ARD Loan after the Anticipated Repayment Date) complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

34.

Except with respect to the Companion Loan of any Co-Lender Loan, the related Mortgage Note is not secured by any collateral that secures a Mortgage Loan that is not in the Trust Fund and each Crossed Loan that is cross-collateralized only with other Mortgage Loans sold pursuant to this Agreement.

35.

The improvements located on the Mortgaged Property are either not located in a federally designated special flood hazard area or the Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect.

36.

All escrow deposits and payments required pursuant to the Mortgage Loan as of the Closing Date required to be deposited with the Seller in accordance with the Mortgage Loan documents have been so deposited, are in the possession, or under the control, of the Seller or its agent.

37.

To the Seller’s actual knowledge, based on the due diligence customarily performed in the origination of comparable mortgage loans by prudent commercial and multifamily mortgage lending institutions with respect to the related geographic area and properties comparable to the related Mortgaged Property, as of the date of origination of the Mortgage Loan, the related Mortgagor, the related lessee, franchisor or operator was in possession of all material licenses, permits and authorizations then required for use of the related Mortgaged Property, and, as of the Cut-Off Date, the Seller has no actual knowledge that the related Mortgagor, the related lessee, franchisor or operator was not in possession of such licenses, permits and authorizations.

38.

The origination (or acquisition, as the case may be), servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects legal and have met customary industry standards for servicing of commercial mortgage loans for conduit loan programs.

39.

Except for Mortgagors under Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

40.

Except as provided below, the Mortgage Loan documents for each Mortgage Loan provide that each Mortgage Loan is non-recourse to the related Mortgagor except that the related Mortgagor accepts responsibility for fraud and/or other intentional material misrepresentation.  Furthermore, except as provided below, the Mortgage Loan documents for each Mortgage Loan provide that the related Mortgagor shall be liable to the lender for losses incurred due to the misapplication or misappropriation of rents collected in advance or received by the related Mortgagor after the occurrence of an event of default and not paid to the Mortgagee or applied to the Mortgaged Property in the ordinary course of business, misapplication or conversion by the Mortgagor of insurance proceeds or condemnation awards or breach of the environmental covenants in the related Mortgage Loan documents.

41.

Subject to the exceptions set forth in Representation (5), the Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

42.	With respect to such Mortgage Loan, any Prepayment Premium or Yield Maintenance Charge constitutes a “customary prepayment penalty” within the meaning of Treasury Regulations Section 1.860G-1(b)(2).

43.

If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan permits defeasance (1) no earlier than two years after the Closing Date, and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Note.  In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority perfected security interest in the defeasance collateral.  The related Mortgage Loan documents permit the lender to charge all of its expenses associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) an Opinion of Counsel that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from the Rating Agencies that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.  Notwithstanding the foregoing, some of the Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC Opinion of Counsel.

44.

To the extent required under applicable law as of the date of origination, and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Mortgage Loan.

45.	Neither the Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Mortgage Loan.

46.

Except with respect to the Companion Loan of any Co-Lender Loan, none of the Mortgaged Properties is encumbered, and none of the Mortgage Loan documents permits the related Mortgaged Property to be encumbered subsequent to the Closing Date without the prior written consent of the holder thereof, by any lien securing the payment of money junior to or of equal priority with, or superior to, the lien of the related Mortgage (other than Title Exceptions, taxes, assessments and contested mechanics and materialmens liens that become payable after the after the Cut-Off Date of the related Mortgage Loan).

47.

An appraisal of the related Mortgaged Property was conducted in connection with the origination of such Mortgage Loan; and such appraisal satisfied the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

SCHEDULE II

GROUND LEASE REPRESENTATIONS AND WARRANTIES

                    With respect to each Mortgage Loan secured in whole or in material part by a leasehold interest (except with respect to any Mortgage Loan also secured by a fee interest in the related Mortgaged Property), the Seller represents and warrants the following with respect to the related Ground Lease:

1.

Such Ground Lease or a memorandum thereof has been or will be duly recorded no later than 30 days after the Closing Date and such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage or, if consent of the lessor thereunder is required, it has been obtained prior to the Closing Date.

2.

Upon the foreclosure of the Mortgage Loan (or acceptance of a deed in lieu thereof), the Mortgagor’s interest in such Ground Lease is assignable to the mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date).

3.

Such Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and any such action without such consent is not binding on the mortgagee, its successors or assigns, except termination or cancellation if (a) an event of default occurs under the Ground Lease, (b) notice thereof is provided to the mortgagee and (c) such default is curable by the mortgagee as provided in the Ground Lease but remains uncured beyond the applicable cure period.

4.

To the actual knowledge of the Seller, at the Closing Date, such Ground Lease is in full force and effect and other than payments due but not yet 30 days or more delinquent, (a) there is no material default, and (b) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

5.

The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee.  The Ground Lease or ancillary agreement further provides that no notice given is effective against the mortgagee unless a copy has been given to the mortgagee in a manner described in the Ground Lease or ancillary agreement.

6.

The Ground Lease (a) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the Title Exceptions or (b) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject.

7.

A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease.

II-1

8.

Such Ground Lease has an original term (together with  any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the mortgagee if the mortgagee acquires the lessee’s rights under the Ground Lease) that extends not less than 20 years beyond the Stated Maturity Date.

9.

Under the terms of such Ground Lease, any estoppel or consent letter received by the mortgagee from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Mortgage Loan, together with any accrued interest  (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Mortgage Loan).

10.	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial lender.

11.	The ground lessor under such Ground Lease is required to enter into a new lease upon termination of the Ground Lease for any reason, including the rejection of the Ground Lease in bankruptcy.

II-2

SCHEDULE III

WBCMT 2007 C-31
SCHEDULE OF EXCEPTIONS TO REPRESENTATION AND WARRANTIES

Representation #3

Loans:		Description of Exception:

40	Wynn Palms Apartments	There is $5,000,000 of existing B Note subject to the terms of an intercreditor agreement.

108	Rancho Vista Apartments	There is $1,500,000 of existing B Note subject to the terms of an intercreditor agreement.

35	Marquis at Caprock Canyon

A mechanic’s and material man’s lien affidavit was filed against the Property on December 13, 2006, claiming that Borrower owes the sum of $3,870 to Jeff Borroum dba Kool-Krete for work performed or materials furnished. Lender’s title insurance policy provides affirmative coverage to Lender against any losses.

11	Lembi Pool	There is $10,000,000 of existing B Note subject to the terms of an intercreditor agreement.

There is $10,000,000 of existing Mezzanine financing subject to the terms of an intercreditor agreement.

103	Quail Creek	There is $2,000,000 of existing B Note subject to the terms of an intercreditor agreement.

Representation #4

Loans:		Description of Exception:

180	Gateway Retail Center II	At closing a portion of the loan proceeds were escrowed to be disbursed upon satisfying certain criteria outlined in the loan documents.

III-1

Representation #8

Loans:		Description of Exception:

40	Wynn Palms Apartments	There is $5,000,000 of existing B Note subject to the terms of an intercreditor agreement.

108	Rancho Vista Apartments	There is $1,500,000 of existing B Note subject to the terms of an intercreditor agreement.

35	Marquis at Caprock Canyon

A mechanic’s and material man’s lien affidavit was filed against the Property on December 13, 2006, claiming that Borrower owes the sum of $3,870 to Jeff Borroum dba Kool-Krete for work performed or materials furnished. Lender’s title insurance policy provides affirmative coverage to Lender against any losses.

11	Lembi Pool	There is $10,000,000 of existing B Note subject to the terms of an intercreditor agreement.

There is $10,000,000 of existing Mezzanine financing subject to the terms of an intercreditor agreement.

103	Quail Creek	There is $2,000,000 of existing B Note subject to the terms of an intercreditor agreement.

4	Mall at Rockingham Park

The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV ratio does not exceed 80%, (b) the debt service coverage (based on EBITDA) does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of “qualified lender”, (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

III-2

Representation #11

Loans:		Description of Exception:

106	Scripps Terrace Apartments

The Borrower intends to implement a substantial capital improvement plan to rehabilitate the facility.  In order to implement these capital improvements, NCCI structured a $1,550,000 Capital Expenditure Reserve at loan closing. These funds will be released to Borrower for reimbursement of costs or Borrower may apply for direct draw-down of funds, subject to no event of default, no more than one draw request per month, and a minimum aggregate draw request of $100,000.

159	The Three Crown Apartments	A fire occurred in September 2005 that damaged 12 units and common area.

100	Casas Lindas	The borrower plans on renovating the interiors, exteriors and common area of the subject property. At closing, $920,000 was escrowed for the same.

103	Quail Creek

The borrower plans on spending $1.35 million ($5,000/unit) on renovations that will include recarpeting/retiling units, upgrading appliances, painting units, remodeling the leasing office and common area improvements.

91	Springhill	The borrower plans on renovating the interiors, exteriors and common area of the subject property. At closing, $500,000 was escrowed for the same.

94	Valle West Tennis Club Apartments

The Borrower deposited $1,002,666.67 into a Renovation Reserve in order to complete the upgrading of the property’s exterior components, as well as signed a Completion Guaranty for $200,000 of anticipated interior improvements.

96	Capital One Data Center	An immediate repair reserve was not collected at closing.
25	Central Texas Marketplace
28	FMC Technologies
158	Mountain View Shopping Center Phase II
186	Rite Aid – Erie, PA
125	Wickatunk Village MHC
40	Wynn Palms Apartments

III-3

Representation #13

Loans:		Description of Exception:

151	400 Centennial Parkway

The Property is subject to a 10 year old Development Agreement not insured by Lender’s policy of title insurance. The Borrower has provided to Lender a recourse carve-out for losses with respect to any outstanding obligation of Borrower under the Development Agreement.

45	Whittier Center	Terrorism insurance is capped at 200% of the greater of the first year’s premium or the prior year’s comprehensive all-risk premium exclusive of terrorism coverage

186	Rite Aid - Erie, PA

Borrower may elect not to obtain (i) loss of rents or loss of business income insurance and/or (ii) insurance to cover the perils of terrorism and acts of terrorism so long as (in each case) borrower and the guarantor of the loan each remain personally liable for losses to lender.

135	425 Meadowlands Parkway	Tenant may self insure.
96	Capital One Data Center
28	FMC Technologies
186	Rite Aid – Erie, PA

96	Capital One Data Center

If any of the policies of insurance contain an exclusion from coverage for acts of terrorism, Mortgagor shall not be required to obtain such coverage provided (I) an Inland entity executes a guaranty, in form and substance satisfactory to Lender, guaranteeing in the event of any act of terrorism, payment to Lender of any sums that would have been payable to Lender under such coverage (which shall be applied by Lender in accordance with 6.4 hereof), and (II) the Inland entity maintains a net worth of at least $300,000,000 (as determined by such entity’s most recent audited financial statements), such entity maintains a direct or indirect

25	Central Texas Marketplace
28	FMC Technologies
158	Mountain View Shopping Center
175	New Forest Crossing Shopping Center Phase II

III-4

ownership interest in Mortgagor, and the aggregate loan to value ratio (as determined by Lender) (“LTV”) for all properties on which such entity has a direct or indirect ownership interest shall not exceed 60%, however, the Inland entity may exceed the 60% LTV for a period not to exceed six (6) months out of any twelve (12) month period either (1) during the time period when the Inland entity is offering securities to the public or 2) when in the business judgment of the Inland entity, exceeding an LTV of 60% is necessary given existing circumstances of the credit environment, but in no event shall the LTV exceed 65% if the Inland entity maintains a net worth greater than or equal to $300,000,000, but less than $400,000,000, or 70% if the Inland entity maintains a net worth of at least $400,000,000.

11	Lembi Pool	631 Larkin Street has a PML of 25.0%. Seismic insurance was not obtained.

Representation #17

Loans:		Description of Exception:

40	Wynn Palms Apartments	There is $5,000,000 of existing B Note subject to the terms of an intercreditor agreement.

108	Rancho Vista Apartments	There is $1,500,000 of existing B Note subject to the terms of an intercreditor agreement.

35	Marquis at Caprock Canyon

A mechanic’s and material man’s lien affidavit was filed against the Property on December 13, 2006, claiming that Borrower owes the sum of $3,870 to Jeff Borroum dba Kool-Krete for work performed or materials furnished. Lender’s title insurance policy provides affirmative coverage to Lender against any losses.

11	Lembi Pool	There is $10,000,000 of existing B Note subject to the terms of an intercreditor agreement.

There is $10,000,000 of existing Mezzanine financing subject to the terms of an intercreditor agreement.

103	Quail Creek	There is $2,000,000 of existing B Note subject to the terms of an intercreditor agreement.

III-5

4	Mall at Rockingham Park

The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV ratio does not exceed 80%, (b) the debt service coverage (based on EBITDA) does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of “qualified lender”, (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

Representation #19

Loans:		Description of Exception:

45	Whittier Center	Environmental Indemnity expires 5 years after the repayment of loan in full.

59	Marquis at Carmel Commons Apartments	Liability for each tenant-in-common is limited to their contribution.
103	Quail Creek
96	Capital One Data Center
28	FMC Technologies
Mountain View Phase II

189	Blueberry Ridge Mobile Village

Borrower has received a notice of violation from the Maine DHHS that the arsenic levels at the Property exceeded the arsenic standard for the first quarter 2007. The arsenic average for such period was 10.73 ppb which exceeds the 10.00 ppb standard and therefore, is out of compliance. Borrower covenants and agrees to have the arsenic treatment system periodically checked and to promptly make any necessary adjustments or repairs, and Borrower shall continue to conduct compliance arsenic testing on a quarterly basis until otherwise notified by Maine DHHS. Borrower and guarantor shall be liable for all costs, fines, penalties or damages resulting from the ownership or operation of the Arsenic Treatment System on the Property.

III-6

108	Rancho Vista Apartments	Only the Mortgagor is liable for the environmental covenants.
40	Wynn Palms Apartments

4	Mall at Rockingham Park	Only the Mortgagor is liable for the carveouts.
74	Pinetree Park ROC

Representation #22

Loans:		Description of Exception:

11	Lembi Pool	There is $10,000,000 of existing Mezzanine financing subject to the terms of an intercreditor agreement.

4	Mall at Rockingham Park

The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV ratio does not exceed 80%, (b) the debt service coverage (based on EBITDA) does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of “qualified lender”, (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

Representation #23

Loans:		Description of Exception:

114	Bayberry Place Townhomes

CDECRE, Inc. shall transfer, within 185 days of the Effective Date of the Mortgage, all of its sole membership interest in Borrower to AFLP (as defined in the Mortgage), subject to certain conditions precedent set forth in the Mortgage.

59	Marquis at Carmel Commons	Lender’s consent to the identity of the Buyer is not required when the sale is by one TIC to one of the other TICs as permitted in the TIC agreement
103	Quail Creek
96	Capital One Data Center
28	FMC Technologies
Mountain View Phase II

4	Mall at Rockingham Park	Transfers permitted to institution with net worth of at least $400 million and real estate assets of at least $250 million.

Transfers permitted between Simon, IMI Sponsor, JPMC Sponsor, TIAA Sponsor, CalPERS Sponsor, MCA Mall Investors, LLC and Mayflower

III-7

The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV ratio does not exceed 80%, (b) the debt service coverage (based on EBITDA) does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of “qualified lender”, (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

96	Capital One Data Center

A transfer does not include a) any issuance, sale or transfer of interest in/to the REIT, a wholly owned subsidiary of the REIT, or any other reit sponsored by Inland American Real Estate Trust, Inc. or other entity created through merger b) transfer by devise or descent or by operation of law upon the death of a member of Mortgagor, c) a transfer to a transferee in which the sponsor or a directly or indirectly owned affiliate owns at least 20% of the transferee and is the managing entity and d) a sale, transfer or hypothecation of a membership interest in Mortgagor by the current member(s) to an immediate family member of such member.  After 12 months of loan closing, Mortgagor may transfer greater than 49% of the direct or indirect interests in the Mortgagor, provided that the transfer is to a Qualified Entity. A Qualified Entity is an entity with x) a net worth of $200,000,000 y) sufficient experience as determined by Lender, and z) which owns or manages retail properties containing at least 1,000,000 square feet of gross leasable area.

25	Central Texas Marketplace
28	FMC Technologies
158	Mountain View Shopping Center
175	New Forest Crossing Shopping Center Phase II

III-8

Representation #26

Loans:		Description of Exception:

74	Pinetree Park ROC

Additional share sales will be allowed after closing, with 50% of the proceeds being used to pay down the Loan balance and 50% to be used for Capex, Working Capital, Shareholder Fee subsidy or for the repurchase of shares, so long as the change in revenue resulting from the repurchase does not reduce the debt service coverage ratio to less than 1.10:1.0. The first $1,500,000 in proceeds from additional share sales will be exempt from paying down the loan. If more than 10% of the Loan Amount is prepaid, Yield Maintenance will apply.

4	Mall at Rockingham Park	Non-income producing parcels may be released provided (i) no material adverse effect, (ii) REMIC opinion and (iii) remaining property complies with all applicable laws and remains separate tax parcel.

Air rights parcel may be released in connection with development of residential condominiums subject to terms set forth in the loan agreement.

11	Lembi Pool

Lender will allow for the individual release of the properties after the Lockout Period pursuant to the conditions set forth in the Deed of Trust including the following conditions: (i) no event of default, (ii) paydown of the Loan proceeds at 120% of the allocated loan amount attributable to the released collateral, (iii) payment of the associated Defeasance penalty, (iv) DSCR shall be no less than the greater of (A) 1.10:1 or (B) the Debt Service Coverage Ratio prior to the Partial Release, and (v) the LTV on the remaining collateral must not exceed 95%.

Representation #27

Loans:		Description of Exception:

151	400 Centennial Parkway	The subject property is legal non conforming. L&O insurance was not obtained.

III-9

103	Quail Creek

Certificate of Occupancy were not available. However per the zoning report, the Certificates of Occupancy for projects constructed prior to 1985 are no longer available. The subject property was constructed in 1978. Also, per zoning report, the absence of a Certificate of Occupancy on file will not give rise to enforcement action and is not considered a violation.

189	Blueberry Ridge Mobile Village

Borrower has received a notice of violation from the Maine DHHS that the arsenic levels at the Property exceeded the arsenic standard for the first quarter 2007. The arsenic average for such period was 10.73 ppb which exceeds the 10.00 ppb standard and therefore, is out of compliance. Borrower covenants and agrees to have the arsenic treatment system periodically checked and to promptly make any necessary adjustments or repairs, and Borrower shall continue to conduct compliance arsenic testing on a quarterly basis until otherwise notified by Maine DHHS. Borrower and guarantor shall be liable for all costs, fines, penalties or damages resulting from the ownership or operation of the Arsenic Treatment System on the Property.

Representation #28

Loans:		Description of Exception:

22	Addison at Swift Creek Apartments

Minor setback encroachments. Adjacent properties owned by affiliates share some amenities with the subject property and vice versa. Within 90 days of closing an easement agreement is required from adjacent property owners and lenders for any shared access, amenities or signage.

87	Bremner Woods II Apartments

98	Belmont Parkway Apartments	Adjacent properties owned by affiliates have access agreement for joint use of amenities but must contribute to maintenance costs.

III-10

Representation #31

Loans:		Description of Exception:

189	Blueberry Ridge Mobile Village

Bangs Mobile Home Park and Norman Bangs personally are defendants in a law suit by a former tenant who was evicted for non-payment of rent in the amount of over $3,000. She also owed Whitewater Realty, an affiliate of the Borrower, over $27,000 plus costs and interest on the mobile home. This note was bought from Equity One Finance after Bangs Mobile Home Park had obtained a writ of possession for her lot. A month and a half after she left the mobile home park, she claimed to have a buyer for her mobile home. She was informed that she no longer had possession of the lot and that it could be sold but had to be removed from the lot.  Whitewater Realty foreclosed on the lot in December 2004. The case was heard in December 2006. The suit alleges that the plaintiff incurred damages in excess of $45,000.

11	Lembi Pool

The sponsor of the related borrowers and affiliated entities are currently the subject of various lawsuits, including lawsuits by the City of San Francisco, which allege, among other things, that the sponsor and its principals have, in their capacity as landlords, consistently engaged in illegal practices with respect to multi-family dwellings they own. There can be no assurance that these lawsuits and the negative publicity generated by them and the actions of the sponsor and its affiliates will not have a negative effect on the operations of the sponsor and on the mortgaged property securing such Loan.

Representation #40

Loans:		Description of Exception:

45	Whittier Center	Recourse Liability is limited to actions of Borrower and its agents.

III-11

Environmental Indemnity expires 5 years after the repayment of loan in full.

Other Indemnities expire 5 years after repayment of loan in full and no outstanding claim.

4	Mall at Rockingham Park	Only the Mortgagor is liable for the carveouts.
74	Pinetree Park ROC

108	Rancho Vista Apartments	Only the Mortgagor is liable for the environmental covenants.
40	Wynn Palms Apartments

59	Marquis at Carmel Commons Apartments;	Liability for each tenant-in-common is limited to their respective contribution.
109	Quail Creek Apartments;
96	Capital One Data Center;
28	FMC Technologies;
Mountain View Phase II

Representation #46

Loans:		Description of Exception:

40	Wynn Palms Apartments	There is $5,000,000 of existing B Note subject to the terms of an intercreditor agreement.

108	Rancho Vista Apartments	There is $1,500,000 of existing B Note subject to the terms of an intercreditor agreement.

35	Marquis at Caprock Canyon

A mechanic’s and material man’s lien affidavit was filed against the Property on December 13, 2006, claiming that Borrower owes the sum of $3,870 to Jeff Borroum dba Kool-Krete for work performed or materials furnished. Lender’s title insurance policy provides affirmative coverage to Lender against any losses.

11	Lembi Pool	There is $10,000,000 of existing B Note subject to the terms of an intercreditor agreement.

There is $10,000,000 of existing Mezzanine financing subject to the terms of an intercreditor agreement.

103	Quail Creek	There is $2,000,000 of existing B Note subject to the terms of an intercreditor agreement.

4	Mall at Rockingham Park

The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV ratio does not exceed 80%, (b) the debt service coverage (based on EBITDA) does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of “qualified lender”, (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

III-12

EXHIBIT A

Mortgage Loan Schedule

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

4	1	Mall at Rockingham Park	99 Rockingham Park Boulevard	Salem	NH	03079	Rockingham
11	1	Lembi Pool	Various	San Francisco	CA	Various	San Francisco
11.01		300 Buchanan Street	300 Buchanan Street	San Francisco	CA	94102	San Francisco
11.02		536 Leavenworth Street	536 Leavenworth Street	San Francisco	CA	94109	San Francisco
11.03		210-218 Church Street	210-218 Church Street	San Francisco	CA	94114	San Francisco
11.04		1405 Franklin Street	1405 Franklin Street	San Francisco	CA	94109	San Francisco
11.05		610 Leavenworth Street	610 Leavenworth Street	San Francisco	CA	94109	San Francisco
11.06		350 Judah Street	350 Judah Street	San Francisco	CA	94122	San Francisco
11.07		2080 Gough Street	2080 Gough Street	San Francisco	CA	94114	San Francisco
11.08		455 Hyde Street	455 Hyde Street	San Francisco	CA	94109	San Francisco
11.09		1035 Sutter Street	1035 Sutter Street	San Francisco	CA	94109	San Francisco
11.10		969 Bush Street	969 Bush Street	San Francisco	CA	94109	San Francisco
11.11		345 Fulton Street	345 Fulton Street	San Francisco	CA	94102	San Francisco
11.12		516 Ellis Street	516 Ellis Street	San Francisco	CA	94109	San Francisco
11.13		721 Geary Street	721 Geary Street	San Francisco	CA	94109	San Francisco
11.14		11 Dolores Street	11 Dolores Street	San Francisco	CA	94103	San Francisco
11.15		2335 Larkin Street	2335 Larkin Street	San Francisco	CA	94109	San Francisco
11.16		3875 18th Street	3875 18th Street	San Francisco	CA	94114	San Francisco
11.17		1025 Sutter Street	1025 Sutter Street	San Francisco	CA	94109	San Francisco
11.18		828 Jones Street	828 Jones Street	San Francisco	CA	94109	San Francisco
11.19		240 Church Street	240 Church Street	San Francisco	CA	94114	San Francisco
11.20		735 O’Farrell Street	735 O’Farrell Street	San Francisco	CA	94109	San Francisco
11.21		2337-2339 Market Street	2337-2339 Market Street	San Francisco	CA	94114	San Francisco
11.22		635 Ellis Street	635 Ellis Street	San Francisco	CA	94109	San Francisco
11.23		215-219 Church Street	215-219 Church Street	San Francisco	CA	94114	San Francisco
11.24		1385 Kansas Street	1385 Kansas Street	San Francisco	CA	94107	San Francisco
11.25		747 Ellis Street	747 Ellis Street	San Francisco	CA	94109	San Francisco
11.26		631 Larkin Street	631 Larkin Street	San Francisco	CA	94109	San Francisco
11.27		601 Larkin Street	601 Larkin Street	San Francisco	CA	94109	San Francisco
11.28		1520-1524 Geneva Avenue	1520-1524 Geneva Avenue	San Francisco	CA	94112	San Francisco
11.29		1199 DeHaro Street	1199 DeHaro Street	San Francisco	CA	94107	San Francisco
22	2	Addison at Swift Creek Apartments	4100 Lonas Parkway	Midlothian	VA	23112	Chesterfield
25	1	Central Texas Marketplace	NWC IH-35 and Highway 6/Loop 340	Waco	TX	76711	McLennan
28	1	FMC Technologies	1701, 1777 & 1803 Gears Road	Houston	TX	77067	Harris
35	2	Marquis at Caprock Canyon	4411 Spicewood Springs	Austin	TX	78759	Travis

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

4	1	Mall at Rockingham Park	260,000,000.00	IO		5.6100%	382,012
11	1	Lembi Pool	122,500,000.00	IO		6.4700%	Various
11.01		300 Buchanan Street					60
11.02		536 Leavenworth Street					62
11.03		210-218 Church Street					16
11.04		1405 Franklin Street					37
11.05		610 Leavenworth Street					28
11.06		350 Judah Street					30
11.07		2080 Gough Street					16
11.08		455 Hyde Street					43
11.09		1035 Sutter Street					34
11.10		969 Bush Street					29
11.11		345 Fulton Street					29
11.12		516 Ellis Street					37
11.13		721 Geary Street					28
11.14		11 Dolores Street					15
11.15		2335 Larkin Street					12
11.16		3875 18th Street					12
11.17		1025 Sutter Street					19
11.18		828 Jones Street					21
11.19		240 Church Street					3,470
11.20		735 O’Farrell Street					23
11.21		2337-2339 Market Street					12
11.22		635 Ellis Street					18
11.23		215-219 Church Street					1
11.24		1385 Kansas Street					8
11.25		747 Ellis Street					14
11.26		631 Larkin Street					6,500
11.27		601 Larkin Street					1
11.28		1520-1524 Geneva Avenue					7
11.29		1199 DeHaro Street					1
22	2	Addison at Swift Creek Apartments	47,320,000.00	IO		5.7800%	432
25	1	Central Texas Marketplace	45,386,369.00	IO		5.4600%	555,906
28	1	FMC Technologies	39,000,000.00	IO		5.6000%	462,717
35	2	Marquis at Caprock Canyon	32,500,000.00	IO		5.7400%	336

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

4	1	Mall at Rockingham Park	Sq. Ft.	120	118	03/10/17	IO	IO
11	1	Lembi Pool	Various	60	59	04/11/12	IO	IO
11.01		300 Buchanan Street	Units
11.02		536 Leavenworth Street	Units
11.03		210-218 Church Street	Units
11.04		1405 Franklin Street	Units
11.05		610 Leavenworth Street	Units
11.06		350 Judah Street	Units
11.07		2080 Gough Street	Units
11.08		455 Hyde Street	Units
11.09		1035 Sutter Street	Units
11.10		969 Bush Street	Units
11.11		345 Fulton Street	Units
11.12		516 Ellis Street	Units
11.13		721 Geary Street	Units
11.14		11 Dolores Street	Units
11.15		2335 Larkin Street	Units
11.16		3875 18th Street	Units
11.17		1025 Sutter Street	Units
11.18		828 Jones Street	Units
11.19		240 Church Street	Sq. Ft.
11.20		735 O’Farrell Street	Units
11.21		2337-2339 Market Street	Units
11.22		635 Ellis Street	Units
11.23		215-219 Church Street	Units
11.24		1385 Kansas Street	Units
11.25		747 Ellis Street	Units
11.26		631 Larkin Street	Sq. Ft.
11.27		601 Larkin Street	Units
11.28		1520-1524 Geneva Avenue	Units
11.29		1199 DeHaro Street	Units
22	2	Addison at Swift Creek Apartments	Units	120	119	04/11/17	IO	IO
25	1	Central Texas Marketplace	Sq. Ft.	120	119	04/11/17	IO	IO
28	1	FMC Technologies	Sq. Ft.	120	119	04/11/17	IO	IO
35	2	Marquis at Caprock Canyon	Units	84	83	04/11/14	IO	IO

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

4	1	Mall at Rockingham Park	Both	0.02000%	N
11	1	Lembi Pool	Fee	0.02000%	N
11.01		300 Buchanan Street	Fee
11.02		536 Leavenworth Street	Fee
11.03		210-218 Church Street	Fee
11.04		1405 Franklin Street	Fee
11.05		610 Leavenworth Street	Fee
11.06		350 Judah Street	Fee
11.07		2080 Gough Street	Fee
11.08		455 Hyde Street	Fee
11.09		1035 Sutter Street	Fee
11.10		969 Bush Street	Fee
11.11		345 Fulton Street	Fee
11.12		516 Ellis Street	Fee
11.13		721 Geary Street	Fee
11.14		11 Dolores Street	Fee
11.15		2335 Larkin Street	Fee
11.16		3875 18th Street	Fee
11.17		1025 Sutter Street	Fee
11.18		828 Jones Street	Fee
11.19		240 Church Street	Fee
11.20		735 O’Farrell Street	Fee
11.21		2337-2339 Market Street	Fee
11.22		635 Ellis Street	Fee
11.23		215-219 Church Street	Fee
11.24		1385 Kansas Street	Fee
11.25		747 Ellis Street	Fee
11.26		631 Larkin Street	Fee
11.27		601 Larkin Street	Fee
11.28		1520-1524 Geneva Avenue	Fee
11.29		1199 DeHaro Street	Fee
22	2	Addison at Swift Creek Apartments	Fee	0.02000%	N
25	1	Central Texas Marketplace	Fee	0.02000%	N
28	1	FMC Technologies	Fee	0.02000%	Y	4/11/2017	Lesser of initial interest rate plus 2% or the maximum legal rate
35	2	Marquis at Caprock Canyon	Fee	0.02000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

4	1	Mall at Rockingham Park	Nomura	N		Y	N	N
11	1	Lembi Pool	Nomura	N		Y	N	N
11.01		300 Buchanan Street		N
11.02		536 Leavenworth Street		N
11.03		210-218 Church Street		N
11.04		1405 Franklin Street		N
11.05		610 Leavenworth Street		N
11.06		350 Judah Street		N
11.07		2080 Gough Street		N
11.08		455 Hyde Street		N
11.09		1035 Sutter Street		N
11.10		969 Bush Street		N
11.11		345 Fulton Street		N
11.12		516 Ellis Street		N
11.13		721 Geary Street		N
11.14		11 Dolores Street		N
11.15		2335 Larkin Street		N
11.16		3875 18th Street		N
11.17		1025 Sutter Street		N
11.18		828 Jones Street		N
11.19		240 Church Street		N
11.20		735 O’Farrell Street		N
11.21		2337-2339 Market Street		N
11.22		635 Ellis Street		N
11.23		215-219 Church Street		N
11.24		1385 Kansas Street		N
11.25		747 Ellis Street		N
11.26		631 Larkin Street		N
11.27		601 Larkin Street		N
11.28		1520-1524 Geneva Avenue		N
11.29		1199 DeHaro Street		N
22	2	Addison at Swift Creek Apartments	Nomura	N		Y	N	N
25	1	Central Texas Marketplace	Nomura	N		N	N	N
28	1	FMC Technologies	Nomura	N		N	N	N
35	2	Marquis at Caprock Canyon	Nomura	N		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

4	1	Mall at Rockingham Park	Actual/360	Day 1
11	1	Lembi Pool	Actual/360	Day 1		73,594
11.01		300 Buchanan Street
11.02		536 Leavenworth Street
11.03		210-218 Church Street
11.04		1405 Franklin Street
11.05		610 Leavenworth Street
11.06		350 Judah Street
11.07		2080 Gough Street
11.08		455 Hyde Street
11.09		1035 Sutter Street
11.10		969 Bush Street
11.11		345 Fulton Street
11.12		516 Ellis Street
11.13		721 Geary Street
11.14		11 Dolores Street
11.15		2335 Larkin Street
11.16		3875 18th Street
11.17		1025 Sutter Street
11.18		828 Jones Street
11.19		240 Church Street
11.20		735 O’Farrell Street
11.21		2337-2339 Market Street
11.22		635 Ellis Street
11.23		215-219 Church Street
11.24		1385 Kansas Street
11.25		747 Ellis Street
11.26		631 Larkin Street
11.27		601 Larkin Street
11.28		1520-1524 Geneva Avenue
11.29		1199 DeHaro Street
22	2	Addison at Swift Creek Apartments	Actual/360		86,400
25	1	Central Texas Marketplace	30/360	Springing
28	1	FMC Technologies	30/360	Day 1
35	2	Marquis at Caprock Canyon	Actual/360		67,200	29,063

Mortgage Loan Number	Loan Group Number	Property Name	Address	City	State	Zip Code	County

40	2	Wynn Palms Apartments	3756, 3800 & 3880 Wynn Road	Las Vegas	NV	89103	Clark
45	1	Whittier Center	15111 & 15141 Whittier Boulevard	Whittier	CA	90603	Los Angeles
59	2	Marquis at Carmel Commons Apartments	6818 Northbury Lane	Charlotte	NC	28226	Mecklenburg
74	2	Pinetree Park ROC	1333 NW 3rd Street	Deerfield Beach	FL	33442	Broward
86	1	Hilton Garden Inn - Duncanville, TX(2)	800 North Main Street	Duncanville	TX	75116	Dallas
87	2	Bremner Woods II Apartments	4501 Sprenkle Lane	Richmond	VA	23228	Henrico
91	2	Springhill	8030 East Lakeside Parkway	Tucson	AZ	85730	Pima
92	2	Stoney Brook Apartments	1301 East Dogwood Drive	Mebane	NC	27302	Alamance County
94	2	Valle West Tennis Club Apartments	13608 Pomerado Road	Poway	CA	92064	San Diego
95	2	The Tower Apartments	2465 Shoreline Drive	Alameda	CA	94501	Alameda
96	1	Capital One Data Center	1500 East Plano Parkway	Plano	TX	75074	Collin
98	2	Belmont Parkway Apartments	4300 Lamplighter Court	Richmond	VA	23234	Chesterfield
100	2	Casas Lindas	699 West Magee Road	Tucson	AZ	85704	Pima
103	2	Quail Creek(3)	1651 South Dobson Road	Mesa	AZ	85202	Maricopa
104	2	Laurel Pointe Apartments	13607 Cordary Avenue	Hawthorne	CA	90250	Los Angeles
106	2	Scripps Terrace Apartments(4)	10940 Scripps Ranch Boulevard	San Diego	CA	92131	San Diego
108	2	Rancho Vista Apartments	3663 South Valley View Boulevard	Las Vegas	NV	89103	Clark
114	2	Bayberry Place Townhomes	2300 Deewood Drive	Columbus	OH	43229	Franklin
119	2	Sunpointe Apartments	7077 West McDowell Road	Phoenix	AZ	85035	Maricopa
125	2	Wickatunk Village MHC	89 Village Road	Morganville	NJ	07751	Monmouth
135	1	425 Meadowlands Parkway	425 Meadowlands Parkway	Secaucus	NJ	07094	Hudson
141	2	Mirasol Apartments	8750 East McDowell Road	Scottsdale	AZ	85257	Maricopa
142	1	Lyon’s Station	14250 Arminta Street	Santa Clarita	CA	91321	Los Angeles
151	1	400 Centennial Parkway	400 Centennial Parkway	Louisville	CO	80027	Boulder
158	1	Mountain View Shopping Center Phase II	2355, 2407 & 2411 U.S. Highway 93	Kalispell	MT	59901	Flathead
159	2	The Three Crowns Apartments	2020 Sanata Clara Avenue	Alameda	CA	94501	Alameda
164	2	French Quarter Apartments	2211 West North Loop Boulevard	Austin	TX	78756	Travis
165	1	Metro Gardens Office Park	2830 Winkler Avenue	Fort Myers	FL	33619	Lee
166	2	Hillside Gardens	555 Greenbrier Drive	Oceanside	CA	92054	San Diego
168	1	Comfort Suites - Charlotte, NC(5)	7735 University City Boulevard	Charlotte	NC	28213	Mecklenburg
170	2	Billboard Lofts	320 West Ash Street	San Diego	CA	92101	San Diego
175	1	New Forest Crossing Shopping Center Phase II	6025 East Sam Houston Parkway	Houston	TX	77049	Harris
180	1	Gateway Retail Center II	16221 East 40th Avenue	Denver	CO	80239	Denver
182	2	Mobile Gardens MHP	1901 North Glasscock Road	Mission	TX	78572	Hidalgo
186	1	Rite Aid - Erie, PA	1709 Liberty Street	Erie	PA	16502	Erie
188	2	Saratoga Apartments	653 East Capitol Street, SE	Washington	DC	20003	District of Columbia
189	2	Blueberry Ridge Mobile Village	15 Valley Road	Wells	ME	04090	York

Mortgage Loan Number	Loan Group Number	Property Name	Cut-Off Date Loan Balance ($)	Monthly P&I Payments ($)	Grace Days	Mortgage Rate (%)	Number of Units

40	2	Wynn Palms Apartments	29,100,000.00	IO		6.0000%	554
45	1	Whittier Center	26,100,000.00	IO		6.0000%	143,450
59	2	Marquis at Carmel Commons Apartments	21,000,000.00	IO	10 default, 15 late	5.7300%	312
74	2	Pinetree Park ROC	16,800,000.00	IO		6.0000%	315
86	1	Hilton Garden Inn - Duncanville, TX(2)	14,200,000.00	84,043.74		5.8800%	142
87	2	Bremner Woods II Apartments	13,640,000.00	IO		5.7800%	201
91	2	Springhill	13,295,000.00	IO		5.9400%	224
92	2	Stoney Brook Apartments	13,200,000.00	IO	0 default, 15 late	6.1300%	192
94	2	Valle West Tennis Club Apartments	12,760,000.00	IO		5.6000%	128
95	2	The Tower Apartments	12,675,000.00	IO		5.8800%	76
96	1	Capital One Data Center	12,500,000.00	IO		5.6600%	40,966
98	2	Belmont Parkway Apartments	12,000,000.00	IO		5.9700%	201
100	2	Casas Lindas	11,513,000.00	IO		5.9400%	144
103	2	Quail Creek(3)	11,160,000.00	IO		6.1800%	269
104	2	Laurel Pointe Apartments	11,155,000.00	71,168.73		6.5900%	115
106	2	Scripps Terrace Apartments(4)	10,000,000.00	IO		6.3500%	67
108	2	Rancho Vista Apartments	9,300,000.00	IO		5.9000%	168
114	2	Bayberry Place Townhomes	8,640,000.00	50,146.60		5.7000%	296
119	2	Sunpointe Apartments	8,160,000.00	IO		6.0500%	152
125	2	Wickatunk Village MHC	7,500,000.00	IO		6.0000%	178
135	1	425 Meadowlands Parkway	6,400,000.00	IO	5 default, 5 late	5.6100%	125,000
141	2	Mirasol Apartments	6,000,000.00	35,396.46		5.8500%	125
142	1	Lyon’s Station	5,950,000.00	IO		5.6700%	28,554
151	1	400 Centennial Parkway	5,370,000.00	IO		5.8500%	40,889
158	1	Mountain View Shopping Center Phase II	4,727,839.00	IO		5.6730%	55,500
159	2	The Three Crowns Apartments	4,675,000.00	IO		5.8800%	34
164	2	French Quarter Apartments	4,398,000.00	26,424.81		6.0200%	104
165	1	Metro Gardens Office Park	4,350,000.00	IO		5.7900%	46,590
166	2	Hillside Gardens	4,245,000.00	IO		5.6500%	44
168	1	Comfort Suites - Charlotte, NC(5)	4,000,000.00	24,863.30	0 default, 15 late	6.3400%	120
170	2	Billboard Lofts	3,800,000.00	IO		5.8700%	24
175	1	New Forest Crossing Shopping Center Phase II	3,437,500.00	IO		5.6230%	26,680
180	1	Gateway Retail Center II	3,030,000.00	17,413.70		5.6100%	10,000
182	2	Mobile Gardens MHP	2,730,000.00	15,810.35		5.6800%	185
186	1	Rite Aid - Erie, PA	1,605,000.00	9,499.31		5.8800%	11,325
188	2	Saratoga Apartments	1,520,544.17	8,727.46		5.5800%	31
189	2	Blueberry Ridge Mobile Village	1,373,682.72	8,421.45		6.2000%	53

Mortgage Loan Number	Loan Group Number	Property Name	Unit of Measure	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Maturity Date or ARD	Original Amort Term (Mos.)	Remaining Amort Term (Mos.)

40	2	Wynn Palms Apartments	Units	60	59	04/11/12	IO	IO
45	1	Whittier Center	Sq. Ft.	120	117	02/11/17	IO	IO
59	2	Marquis at Carmel Commons Apartments	Units	84	83	04/01/14	IO	IO
74	2	Pinetree Park ROC	Pads	120	118	03/11/17	IO	IO
86	1	Hilton Garden Inn - Duncanville, TX(2)	Rooms	120	120	05/11/17	360	360
87	2	Bremner Woods II Apartments	Units	120	119	04/11/17	IO	IO
91	2	Springhill	Units	120	118	03/11/17	IO	IO
92	2	Stoney Brook Apartments	Units	120	118	03/01/17	IO	IO
94	2	Valle West Tennis Club Apartments	Units	120	119	04/11/17	IO	IO
95	2	The Tower Apartments	Units	120	119	04/06/17	IO	IO
96	1	Capital One Data Center	Sq. Ft.	84	84	05/11/14	IO	IO
98	2	Belmont Parkway Apartments	Units	120	118	03/11/17	IO	IO
100	2	Casas Lindas	Units	120	118	03/11/17	IO	IO
103	2	Quail Creek(3)	Units	60	58	03/11/12	IO	IO
104	2	Laurel Pointe Apartments	Units	120	118	03/11/17	360	360
106	2	Scripps Terrace Apartments(4)	Units	60	59	04/11/12	IO	IO
108	2	Rancho Vista Apartments	Units	60	59	04/11/12	IO	IO
114	2	Bayberry Place Townhomes	Units	120	119	04/11/17	360	360
119	2	Sunpointe Apartments	Units	120	117	02/11/17	IO	IO
125	2	Wickatunk Village MHC	Pads	120	119	04/06/17	IO	IO
135	1	425 Meadowlands Parkway	Sq. Ft.	120	119	04/11/17	IO	IO
141	2	Mirasol Apartments	Units	120	118	03/11/17	360	360
142	1	Lyon’s Station	Sq. Ft.	60	59	04/11/12	IO	IO
151	1	400 Centennial Parkway	Sq. Ft.	120	117	02/11/17	IO	IO
158	1	Mountain View Shopping Center Phase II	Sq. Ft.	48	47	04/11/11	IO	IO
159	2	The Three Crowns Apartments	Units	120	119	04/06/17	IO	IO
164	2	French Quarter Apartments	Units	60	60	05/11/12	360	360
165	1	Metro Gardens Office Park	Sq. Ft.	120	120	05/11/17	IO	IO
166	2	Hillside Gardens	Units	120	119	04/11/17	IO	IO
168	1	Comfort Suites - Charlotte, NC(5)	Rooms	120	120	06/01/17	360	360
170	2	Billboard Lofts	Units	120	120	05/06/17	IO	IO
175	1	New Forest Crossing Shopping Center Phase II	Sq. Ft.	60	59	04/11/12	IO	IO
180	1	Gateway Retail Center II	Sq. Ft.	120	117	02/11/17	360	360
182	2	Mobile Gardens MHP	Pads	84	84	05/11/14	360	360
186	1	Rite Aid - Erie, PA	Sq. Ft.	120	120	05/11/17	360	360
188	2	Saratoga Apartments	Units	120	118	03/11/17	360	358
189	2	Blueberry Ridge Mobile Village	Pads	60	59	04/11/12	360	359

Mortgage Loan Number	Loan Group Number	Property Name	Ground Lease	Master Servicing Fee Rate	ARD Loan	Anticipated Repayment Date	Additional Interest Rate

40	2	Wynn Palms Apartments	Fee	0.04500%	N
45	1	Whittier Center	Fee	0.02000%	N
59	2	Marquis at Carmel Commons Apartments	Fee	0.02000%	N
74	2	Pinetree Park ROC	Fee	0.02000%	N
86	1	Hilton Garden Inn - Duncanville, TX(2)	Fee	0.02000%	N
87	2	Bremner Woods II Apartments	Fee	0.02000%	N
91	2	Springhill	Fee	0.07000%	N
92	2	Stoney Brook Apartments	Fee	0.02000%	N
94	2	Valle West Tennis Club Apartments	Fee	0.07000%	N
95	2	The Tower Apartments	Fee	0.08000%	N
96	1	Capital One Data Center	Fee	0.02000%	Y	5/11/2014	Lesser of initial interest rate plus 2% or the maximum legal rate
98	2	Belmont Parkway Apartments	Fee	0.02000%	N
100	2	Casas Lindas	Fee	0.07000%	N
103	2	Quail Creek(3)	Fee	0.02000%	N
104	2	Laurel Pointe Apartments	Fee	0.02000%	N
106	2	Scripps Terrace Apartments(4)	Fee	0.02000%	N
108	2	Rancho Vista Apartments	Fee	0.07000%	N
114	2	Bayberry Place Townhomes	Fee	0.02000%	N
119	2	Sunpointe Apartments	Fee	0.02000%	N
125	2	Wickatunk Village MHC	Fee	0.07000%	N
135	1	425 Meadowlands Parkway	Fee	0.02000%	N
141	2	Mirasol Apartments	Fee	0.02000%	N
142	1	Lyon’s Station	Fee	0.02000%	N
151	1	400 Centennial Parkway	Fee	0.02000%	N
158	1	Mountain View Shopping Center Phase II	Fee	0.02000%	N
159	2	The Three Crowns Apartments	Fee	0.08000%	N
164	2	French Quarter Apartments	Fee	0.02000%	N
165	1	Metro Gardens Office Park	Fee	0.02000%	N
166	2	Hillside Gardens	Fee	0.07000%	N
168	1	Comfort Suites - Charlotte, NC(5)	Fee	0.06000%	N
170	2	Billboard Lofts	Fee	0.02000%	N
175	1	New Forest Crossing Shopping Center Phase II	Fee	0.02000%	N
180	1	Gateway Retail Center II	Fee	0.02000%	N
182	2	Mobile Gardens MHP	Fee	0.02000%	N
186	1	Rite Aid - Erie, PA	Fee	0.02000%	Y	5/11/2017	Greater of initial interest rate plus 2% or the treasury rate plus 3.2%
188	2	Saratoga Apartments	Fee	0.02000%	N
189	2	Blueberry Ridge Mobile Village	Fee	0.02000%	N

Mortgage Loan Number	Loan Group Number	Property Name	Loan Originator	Environmental Insurance	Cross Collateralized and Cross Defaulted Loan Flag	Prepayment Provisions	Early Defeasance	Secured by LC

40	2	Wynn Palms Apartments	Nomura	N		N	N	N
45	1	Whittier Center	Nomura	N		Y	N	N
59	2	Marquis at Carmel Commons Apartments	Nomura	N		Y	N	N
74	2	Pinetree Park ROC	Nomura	N		Y	N	N
86	1	Hilton Garden Inn - Duncanville, TX(2)	Nomura	N		Y	N	N
87	2	Bremner Woods II Apartments	Nomura	N		Y	N	N
91	2	Springhill	Nomura	N		Y	N	N
92	2	Stoney Brook Apartments	Nomura	N		Y	N	N
94	2	Valle West Tennis Club Apartments	Nomura	N		Y	N	N
95	2	The Tower Apartments	Nomura	N		Y	N	N
96	1	Capital One Data Center	Nomura	N		N	N	N
98	2	Belmont Parkway Apartments	Nomura	N		Y	N	N
100	2	Casas Lindas	Nomura	N		Y	N	N
103	2	Quail Creek(3)	Nomura	N		N	N	N
104	2	Laurel Pointe Apartments	Nomura	N		Y	N	N
106	2	Scripps Terrace Apartments(4)	Nomura	N		Y	N	N
108	2	Rancho Vista Apartments	Nomura	N		N	N	N
114	2	Bayberry Place Townhomes	Nomura	N		Y	N	N
119	2	Sunpointe Apartments	Nomura	N		N	N	N
125	2	Wickatunk Village MHC	Nomura	N		Y	N	N
135	1	425 Meadowlands Parkway	Nomura	N		Y	N	N
141	2	Mirasol Apartments	Nomura	N		Y	N	N
142	1	Lyon’s Station	Nomura	N		Y	N	N
151	1	400 Centennial Parkway	Nomura	N		Y	N	N
158	1	Mountain View Shopping Center Phase II	Nomura	N		N	N	N
159	2	The Three Crowns Apartments	Nomura	N		Y	N	N
164	2	French Quarter Apartments	Nomura	N		Y	N	N
165	1	Metro Gardens Office Park	Nomura	N		Y	N	N
166	2	Hillside Gardens	Nomura	N		Y	N	N
168	1	Comfort Suites - Charlotte, NC(5)	Nomura	N		Y	N	N
170	2	Billboard Lofts	Nomura	N		Y	N	N
175	1	New Forest Crossing Shopping Center Phase II	Nomura	N		N	N	N
180	1	Gateway Retail Center II	Nomura	N		Y	N	N
182	2	Mobile Gardens MHP	Nomura	N		Y	N	N
186	1	Rite Aid - Erie, PA	Nomura	N		Y	N	N
188	2	Saratoga Apartments	Nomura	N		N	N	N
189	2	Blueberry Ridge Mobile Village	Nomura	N		Y	N	N

Mortgage Loan Number	Loan Group Number	Property Name	Interest Accrual Method	Lockbox	Annual Deposit to Replacement Reserves	Initial Deposit to Capital Improvements Reserve	Initial TI/LC Escrow	Ongoing TI/LC Footnote

40	2	Wynn Palms Apartments	Actual/360	Day 1	118,556
45	1	Whittier Center	Actual/360	Day 1	21,432			(1)
59	2	Marquis at Carmel Commons Apartments	Actual/360		62,400
74	2	Pinetree Park ROC	Actual/360			15,175
86	1	Hilton Garden Inn - Duncanville, TX(2)	Actual/360	Day 1	211,242
87	2	Bremner Woods II Apartments	Actual/360		40,200
91	2	Springhill	Actual/360	Day 1	56,000	313
92	2	Stoney Brook Apartments	Actual/360		38,400
94	2	Valle West Tennis Club Apartments	Actual/360	Day 1	32,000	36,113
95	2	The Tower Apartments	Actual/360		19,000	4,375
96	1	Capital One Data Center	30/360	Springing
98	2	Belmont Parkway Apartments	Actual/360		40,200	4,625
100	2	Casas Lindas	Actual/360	Day 1	36,000
103	2	Quail Creek(3)	Actual/360	Springing	66,174	4,375
104	2	Laurel Pointe Apartments	Actual/360	Springing
106	2	Scripps Terrace Apartments(4)	Actual/360	Springing	14,740
108	2	Rancho Vista Apartments	Actual/360	Day 1	34,776
114	2	Bayberry Place Townhomes	Actual/360		74,000	836,250
119	2	Sunpointe Apartments	Actual/360		38,012	104,531
125	2	Wickatunk Village MHC	Actual/360		8,900
135	1	425 Meadowlands Parkway	Actual/360
141	2	Mirasol Apartments	Actual/360		31,250	27,188
142	1	Lyon’s Station	Actual/360	Springing			75,000	(1)
151	1	400 Centennial Parkway	Actual/360	Day 1	8,174			(1)
158	1	Mountain View Shopping Center Phase II	30/360	Springing
159	2	The Three Crowns Apartments	Actual/360		8,750	3,125
164	2	French Quarter Apartments	Actual/360		26,000
165	1	Metro Gardens Office Park	Actual/360	Day 1	19,556		250,000
166	2	Hillside Gardens	Actual/360	Day 1	11,616	20,030
168	1	Comfort Suites - Charlotte, NC(5)	Actual/360		58,961
170	2	Billboard Lofts	Actual/360		6,000
175	1	New Forest Crossing Shopping Center Phase II	30/360
180	1	Gateway Retail Center II	Actual/360		1,500			(1)
182	2	Mobile Gardens MHP	Actual/360
186	1	Rite Aid - Erie, PA	Actual/360	Day 1	1,699			(1)
188	2	Saratoga Apartments	Actual/360		7,750
189	2	Blueberry Ridge Mobile Village	Actual/360			10,000

(1)

In addition to any escrows funded at loan closing for potential TI/LC expenses, the related Mortgage Loan requires funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the term of the related Mortgage Loans.  In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

(2)	Annual deposits to the replacement reserve are $211,242 and can be adjusted at Lender’s discretion.

(3)	Commencing March 11, 2009, annual deposits to the replacement reserve are $66,174.

(4)	Commencing on May 11, 2009 annual deposits to the replacement reserve are $14,740.

(5)	Annual deposits to the replacement reserve are $58,961 adjustable at Lender’s discretion

EXHIBIT B

Free Writing Prospectuses

1.	Current Report on Form FWP, dated April 20, 2007 and filed April 20, 2007, enclosing structural and collateral information and identified with Accession Number 0000894579-07-000149.

2.	Current Report on Form FWP, dated April 23, 2007 and filed April 23, 2007, enclosing structural and collateral information and identified with Accession Number 0000894579-07-000153.

3.

Current Report on Form FWP, dated April 30, 2007 and filed May 2, 2007, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000950136-07-002967.

4.

Current Report on Form FWP, dated April 30, 2007 and filed May 2, 2007, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000950136-07-002969.

5.	Current Report on Form FWP, dated May 10, 2007 and filed May 10, 2007, relating to the issuance and sale of the publicly offered Certificates and identified with Accession Number 0000894579-07-000180.

B-1